Exhibit 10.2
AMENDMENT NO. 2 TO TERM LOAN CREDIT AGREEMENT
THIS AMENDMENT NO. 2 TO TERM LOAN CREDIT AGREEMENT (this “Amendment”) is made and entered into as of April 24, 2020 by and among FORTIVE CORPORATION, a Delaware corporation (the “Company”), each of the Lenders (as defined in the Credit Agreement) party hereto, and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the Company, the Administrative Agent and the Lenders from time to time party thereto have entered into that certain Term Loan Credit Agreement dated as of March 1, 2019 (as amended by Amendment No. 1 to Term Loan Credit Agreement dated as of February 25, 2020, and as further amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; all capitalized terms not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement), pursuant to which such Lenders agreed to provide the Company with a term loan credit facility; and
WHEREAS, the Company has requested that the Credit Agreement be amended as set forth herein, and the Lenders party hereto have agreed to such amendments subject to the conditions set forth herein;
NOW, THEREFORE, in consideration of the premises and the terms hereof, the parties hereto agree as follows:
1.Amendments to Credit Agreement. Subject to the terms and conditions set forth herein:
(a) The Credit Agreement is hereby amended by making the changes attached hereto as Exhibit A (with ~~stricken text~~ being deemed deleted and bold/double-underlined text being deemed added).
(b) Schedule 2.01 of the Credit Agreement (Commitments and Pro Rata Shares) is hereby amended in its entirety so that, after giving effect to this Amendment, Schedule 2.01 is replaced by Exhibit B attached hereto and incorporated herein by reference.
(c) Exhibit C of the Credit Agreement (Form of Compliance Certificate) is amended in its entirety so that, after giving effect to this Amendment, Exhibit C is replaced by Exhibit C attached hereto and incorporated herein by reference.
2.Effectiveness; Conditions Precedent. This Amendment, and the amendments to the Credit Agreement provided in Section 1 hereof, shall become effective on the first Business Day on which the following conditions are satisfied or waived (such date, the “Effective Date”):
(a)The Administrative Agent shall have received counterparts of this Amendment, duly executed by the Company, the Administrative Agent and each Lender, which counterparts may be delivered by telefacsimile or other electronic means (including .pdf), but such delivery will be promptly followed by the delivery of original signature pages by each Person party hereto unless waived by the Administrative Agent.

(b)The Administrative Agent shall have received a certificate from the Company dated as of the date hereof signed by a Responsible Officer of the Company certifying and attaching the resolutions adopted by the Company approving or consenting to the extension of the maturity date of certain of the Loans and Commitments to May 30, 2021 (the “Extension”).
(c)(i) The Company shall have paid any fees in required to be paid on date hereof pursuant to that certain Engagement Letter dated as of April 23, 2020 by and among the Company, Bank of America and BofA Securities, Inc.; and (ii) all fees and expenses payable to the Administrative Agent (including the fees and expenses of counsel to the Administrative Agent (to the extent due and payable under Section 10.04 of the Credit Agreement) estimated to date and for which invoices have been presented at least two (2) Business Days prior to the date hereof) shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).
3.Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Company represents and warrants to the Administrative Agent and the Lenders, as follows:
(a)No Default or Event of Default exists as of the date hereof or would result from, or after giving effect to, the amendments contemplated hereby;
(b)the representations and warranties of the Company contained in Article V of the Credit Agreement and in each other Loan Document to which the Company is a party are true and correct in all material respects (provided that such materiality qualifier shall not apply to the extent that any such representation or warranty is already qualified or modified by materiality in the text thereof), on and as of the Effective Date, after giving effect to the amendments contemplated hereby, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (provided that such materiality qualifier shall not apply to the extent that any such representation or warranty is already qualified or modified by materiality in the text thereof) as of such earlier date, and except that for purposes of this clause (b), (i) the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement and (ii) the representations and warranties in subsection (c) of Section 5.05 of the Credit Agreement, subsection (b) of Section 5.06 of the Credit Agreement and Section 5.10 of the Credit Agreement need only be true and correct on and as of the Closing Date;
(c)the Company has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under the Amendment;
(d)the execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of the Company’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, (A) any Contractual Obligation to which the Company is a party except to the extent that such conflict, breach, contravention, Lien or violation could not reasonably be expected to have a Material Adverse Effect or (B) any order, injunction, writ or decree of any Governmental
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Authority or any arbitral award to which the Company or its property is subject; or (iii) violate any Law in any material respect; and
(e)this Amendment constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable Debtor Relief Laws and general principles of equity, regardless of whether considered in a proceeding in equity or at law.
4.Entire Agreement. This Amendment, together with all the other Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.
5.Full Force and Effect of Credit Agreement. Except as hereby specifically amended, waived, modified or supplemented, the Credit Agreement is hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to its terms.
6.Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, and shall be further subject to the provisions of Sections 10.17 and 10.18 of the Credit Agreement.
7.Enforceability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
8.References; Interpretation. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement, and shall constitute a “Loan Document” under and as defined in the Credit Agreement. The rules of interpretation set forth in Section 1.02 of the Credit Agreement shall be applicable to this Amendment.
9.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Company, the Administrative Agent and each of the Lenders, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 10.07 of the Credit Agreement.
10.No Novation; Reaffirmation. Neither the execution and delivery of this Amendment nor the consummation of any other transaction contemplated hereunder is intended to constitute a
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novation of the Credit Agreement or of any of the other Loan Documents or any obligations thereunder. The Company hereby (a) affirms and confirms each of the Loan Documents to which it is a party and its Obligations thereunder, and (b) agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document shall continue to be in full force and effect.
11.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means (including .pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.
[Remainder of page is intentionally left blank; signature pages follow.]
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IN WITNESS WHEREOF, the parties have duly executed this Amendment on the day and year first written above.
FORTIVE CORPORATION, as the Company
By: /s/ Rajesh Yadava
Name: Rajesh Yadava
Title: Vice President and Treasurer

Fortive Corporation
Amendment No. 2 to Term Loan Credit Agreement ($1,000,000,000)
Signature Pages

ADMINISTRATIVE AGENT:
BANK OF AMERICA, N.A., as Administrative Agent
By: /s/ Liliana Claar
Name: Liliana Claar
Title: Vice President

Fortive Corporation
Amendment No. 2 to Term Loan Credit Agreement ($1,000,000,000)
Signature Pages

BANK OF AMERICA, N.A., as a Lender

By: /s/ Erron Powers
Name: Erron Powers
Title: Director

Fortive Corporation
Amendment No. 2 to Term Loan Credit Agreement ($1,000,000,000)
Signature Pages

THE BANK OF NOVA SCOTIA, as a Lender

By: /s/ Frans Braniotis
Name: Frans Braniotis
Title: Managing Director
PNC Bank, National Association, as a Lender

By: /s/ Jennifer L. Shafer
Name: Jennifer L. Shafer
Title: Vice President

Fortive Corporation
Amendment No. 2 to Term Loan Credit Agreement ($1,000,000,000)
Signature Pages

Wells Fargo Bank, National Association, as a Lender

By: /s/ Richard T. Zell
Name: Richard T. Zell
Title: Director

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By: /s/ Ilene Hernandez
Name: Ilene Hernandez
Title: Vice President

Fortive Corporation
Amendment No. 2 to Term Loan Credit Agreement ($1,000,000,000)
Signature Pages

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By: /s/ Jun Ashley
Name: Jun Ashley
Title: Director

Fortive Corporation
Amendment No. 2 to Term Loan Credit Agreement ($1,000,000,000)
Signature Pages

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Kurban H. Merchant
Name: Kurban H. Merchant
Title: Vice President

Fortive Corporation
Amendment No. 2 to Term Loan Credit Agreement ($1,000,000,000)
Signature Pages

MUFG BANK, LTD., as a Lender

By: /s/ Jeffrey Flagg
Name: Jeffrey Flagg
Title: Authorized Signatory

Fortive Corporation
Amendment No. 2 to Term Loan Credit Agreement ($1,000,000,000)
Signature Pages

JPMORGAN CHASE BANK, N.A., as a Lender

By: /s/ Marshall J. Trenckmann
Name: Marshall J. Trenckmann
Title: Executive Director

Fortive Corporation
Amendment No. 2 to Term Loan Credit Agreement ($1,000,000,000)
Signature Pages

Bank of China, New York Branch, as a Lender

By: /s/ Raymond Qiao
Name: Raymond Qiao
Title: Executive Vice President

Fortive Corporation
Amendment No. 2 to Term Loan Credit Agreement ($1,000,000,000)
Signature Pages

Exhibit A
(to Amendment No. 2)

[See attached changed pages.]

Published CUSIP Numbers: Deal: 34960UAH3 2020 Term Loan: 34960UAJ9 2021 Term Loan: 34960UAP5

TERM LOAN CREDIT AGREEMENT1

Dated as of March 1, 2019
among
FORTIVE CORPORATION,
as Company,
BANK OF AMERICA, N.A.,as Administrative Agent,

the other LENDERS party hereto,
BofA SECURITIES, INC.
and
THE BANK OF NOVA SCOTIA,
as Joint Lead Arrangers and Joint Bookrunners,

THE BANK OF NOVA SCOTIA,
as Syndication Agent

1 Conformed to include Amendment No. 1 dated as of February 25, 2020 and Amendment No. 2 dated as of April 24, 2020

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS 1
1.01 Defined Terms 1
1.02 Other Interpretive Provisions ~~21~~23
1.03 Accounting Terms ~~22~~24
1.04 Rounding ~~23~~25
1.05 References to Agreements and Laws ~~23~~25
1.06 Times of Day ~~23~~25
1.07 Limited Conditionality Acquisitions ~~23~~25
1.08 Interest Rates ~~24~~26
ARTICLE II the COMMITMENTS and BORROWING ~~25~~27
2.01 Loans ~~25~~27
2.02 Borrowings, Conversions and Continuations of Loans ~~25~~27
2.03 Prepayments ~~26~~28
2.04 Reduction of Commitments ~~26~~29
2.05 Repayment of Loans ~~27~~29
2.06 Interest ~~27~~29
2.07 Computation of Interest and Fees ~~27~~30
2.08 Evidence of Debt ~~27~~30
2.09 Payments Generally ~~28~~30
2.10 Sharing of Payments ~~29~~31
2.11 Defaulting Lenders ~~30~~32
2.12 Increase in Commitments ~~31~~33
ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY ~~33~~36
3.01 Taxes ~~33~~36
3.02 Illegality ~~36~~38
3.03 Inability to Determine Rates ~~36~~38
3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans ~~38~~40
3.05 Compensation for Losses ~~39~~42
3.06 Matters Applicable to all Requests for Compensation ~~40~~42
3.07 Survival ~~40~~43
ARTICLE IV CONDITIONS PRECEDENT ~~40~~43
4.01 Conditions to Effectiveness ~~40~~43
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4.02 Conditions to All Borrowings ~~42~~44
ARTICLE V REPRESENTATIONS AND WARRANTIES ~~42~~45
5.01 Existence, Qualification and Power; Compliance with Laws ~~42~~45
5.02 Authorization; No Contravention ~~43~~45
5.03 Governmental Authorization; Other Consents ~~43~~45
5.04 Binding Effect ~~43~~45
5.05 Financial Statements; No Material Adverse Effect ~~43~~46
5.06 Litigation ~~44~~46
5.07 No Default ~~44~~46
5.08 Ownership of Property; Liens ~~44~~46
5.09 Environmental Compliance ~~44~~46
5.10 ERISA Compliance ~~44~~46
5.11 Margin Regulations; Investment Company Act ~~45~~47
5.12 OFAC ~~45~~47
5.13 Anti-Corruption Laws ~~45~~48
5.14 ~~EEA~~Affected Financial Institutions ~~45~~48
5.15 Beneficial Ownership ~~45~~48
5.16 Covered Entity ~~45~~48
ARTICLE VI AFFIRMATIVE COVENANTS ~~46~~48
6.01 Financial Statements ~~46~~48
6.02 Certificates; Other Information ~~46~~49
6.03 Notices ~~48~~50
6.04 Payment of Obligations ~~48~~50
6.05 Preservation of Existence, Etc ~~48~~51
6.06 Maintenance of Properties ~~48~~51
6.07 Anti-Corruption Laws ~~49~~51
6.08 Compliance with Laws ~~49~~51
6.09 Inspection Rights ~~49~~51
6.10 Compliance with ERISA ~~49~~51
6.11 Use of Proceeds ~~49~~52
ARTICLE VII NEGATIVE COVENANTS ~~49~~52
7.01 Liens ~~49~~52
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7.02 Fundamental Changes ~~51~~54
7.03 Use of Proceeds ~~52~~54
7.04 Financial Covenants ~~52~~54
7.05 Sanctions ~~52~~55
7.06 Anti-Corruption Laws ~~52~~55
7.07 Limitations on Indebtedness ~~52~~55
7.08 Dispositions ~~54~~57
7.09 Restricted Payments ~~55~~57
ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES ~~55~~58
8.01 Events of Default ~~55~~58
8.02 Remedies Upon Event of Default ~~57~~60
8.03 Application of Funds ~~58~~60
ARTICLE IX ADMINISTRATIVE AGENT ~~59~~61
9.01 Appointment and Authority ~~59~~61
9.02 Rights as a Lender ~~59~~61
9.03 Exculpatory Provisions ~~59~~62
9.04 Reliance by Administrative Agent ~~60~~62
9.05 Delegation of Duties ~~60~~63
9.06 Resignation of Administrative Agent ~~60~~63
9.07 Non-Reliance on the Administrative Agent, the Arrangers and the Other Lenders ~~61~~64
9.08 No Other Duties, Etc ~~62~~65
9.09 Administrative Agent May File Proofs of Claim ~~62~~65
9.10 Certain ERISA Matters ~~63~~65
ARTICLE X MISCELLANEOUS ~~64~~66
10.01 Amendments, Etc ~~64~~66
10.02 Notices and Other Communications; Facsimile Copies ~~65~~68
10.03 No Waiver; Cumulative Remedies ~~67~~70
10.04 Costs and Expenses ~~68~~71
10.05 Indemnification by the Company ~~68~~71
10.06 Payments Set Aside ~~69~~72
10.07 Successors and Assigns ~~70~~72
10.08 Confidentiality ~~74~~77
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10.09 Set-off ~~75~~78
10.10 Interest Rate Limitation ~~76~~78
10.11 Counterparts ~~76~~78
10.12 Integration ~~76~~79
10.13 Survival of Representations and Warranties ~~76~~79
10.14 Severability ~~76~~79
10.15 Tax Forms ~~77~~79
10.16 Replacement of Lenders ~~78~~81
10.17 Governing Law ~~79~~82
10.18 Waiver of Right to Trial by Jury ~~80~~82
10.19 No Advisory or Fiduciary Responsibility ~~80~~83
10.20 USA PATRIOT Act Notice ~~81~~83
10.21 Margin Stock ~~81~~84
10.22 Electronic Execution of Assignments and Certain Other Documents ~~81~~84
10.23 Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions ~~81~~84
10.24 Acknowledgement Regarding Any Supported QFCs ~~82~~84
SIGNATURES……………………………………………………………………………….S-1

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SCHEDULES
2.01 Commitments and Pro Rata Shares
5.06 Litigation
7.01 Existing Liens
7.07 Existing Indebtedness
10.02 Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS
Form of
A Loan Notice
B Note
C Compliance Certificate
D Assignment and Assumption
E Opinion of Counsel

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TERM LOAN CREDIT AGREEMENT
This TERM LOAN CREDIT AGREEMENT, dated as of March 1, 2019 (this “Agreement”), is entered into among FORTIVE CORPORATION, a Delaware corporation (the “Company”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent.
W I T N E S S E T H :
WHEREAS, the Company has requested that the Lenders provide a delayed draw term loan facility in an original amount of up to $1,000,000,000, and the Lenders have indicated their willingness to lend on the terms and subject to the conditions set forth herein;
NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I.DEFINITIONS AND ACCOUNTING TERMS
i.Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“2017 Credit Agreement” means the Term Loan Agreement dated as of August 24, 2017 between the Company and Sumitomo Mitsui Banking Corporation, as amended, restated, supplemented or otherwise modified from time to time, and any refinancing, refunding, replacement, renewal or extension thereof.
“2018 Credit Agreement” means the Amended and Restated Credit Agreement dated as of November 30, 2018 among the Company, certain Subsidiaries of the Company party thereto, Bank of America, N.A., as administrative agent, and the lenders from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time, and any refinancing, refunding, replacement, renewal or extension thereof.
“2019 Term Loan Credit Agreement” means the Term Loan Credit Agreement dated as of October 25, 2019 among the Company, Bank of America, N.A., as administrative agent, and the lenders from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time, and any refinancing, refunding, replacement, renewal or extension thereof.
“2020 Term Loan” means an advance made by any 2020 Term Loan Lender under the 2020 Term Loan Facility.
“2020 Term Loan Facility” means, at any time, (a) during the Availability Period, the aggregate amount of the Commitments of the 2020 Term Loan Lenders at such time and (b) thereafter, the aggregate principal amount of the 2020 Term Loans of all 2020 Term Loan Lenders outstanding at such time.
“2020 Term Loan Lender” means (a) at any time during the Availability Period, any Lender that has a Commitment at such time with respect to the 2020 Term Loan Facility and (b) at any time after the end of the Availability Period, any Lender that holds 2020 Term Loans at such time.

“2021 Term Loan” means an advance made by any 2021 Term Loan Lender under the 2021 Term Loan Facility.
“2021 Term Loan Facility” means, at any time, (a) during the Availability Period, the aggregate amount of the Commitments of the 2021 Term Loan Lenders at such time and (b) thereafter, the aggregate principal amount of the 2021 Term Loans of all 2021 Term Loan Lenders outstanding at such time.
“2021 Term Loan Lender” means (a) at any time during the Availability Period, any Lender that has a Commitment at such time with respect to the 2021 Term Loan Facility and (b) at any time after the end of the Availability Period, any Lender that holds 2021 Term Loans at such time.
“Acquisition” means any transaction, or any series of related transactions, by which any of the Company or its Subsidiaries (a) acquire any ongoing business or all or substantially all of the assets of, any firm, corporation or division thereof, whether through purchase of assets, purchase of stock, merger, amalgamation or otherwise, (b) directly or indirectly acquire control of at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors, (c) directly or indirectly acquire control of a majority ownership interest in any partnership, joint venture or similar arrangement or (d) directly or indirectly acquire assets constituting all or substantially all of a product line or line of business of another Person; provided, however, that with respect to any stock purchase transaction structured as a tender offer, such transaction has been approved by the board of directors and/or shareholders (or comparable persons or groups) of the Company or such Subsidiary, as applicable, and such other Person.
“Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“Adjustment” has the meaning specified in Section 3.03(c).
“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Company and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent Parties” has the meaning specified in Section 10.02(c).
“Agent-Related Persons” means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent and an

Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreement” means this Term Loan Credit Agreement.
“Amendment No. 2 Effective Date” means April [__], 2020.
“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.
“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Debt Rating as set forth below:

Pricing Level	Debt Rating S&P/Moody’s	2020 Term Loan		2021 Term Loan
		Eurodollar Rate Loans	Base Rate Loans	Eurodollar Rate Loans	Base Rate Loans
1	≥ BBB+ / Baa1	0.750%	0.00%	1.550%	0.550%
2	BBB / Baa2	0.825%	0.00%	1.675%	0.675%
3	< BBB- / Baa3	0.975%	0.00%	1.800%	0.800%

For purposes of the definition of “Applicable Rate,” “Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s (collectively, the “Debt Ratings”) of the Company’s non-credit-enhanced, senior unsecured long-term debt; provided that (a) if the respective Debt Ratings issued by the foregoing rating agencies differ by one level, then the Pricing Level for the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 3 being the lowest); (b) if there is a split in Debt Ratings of more than one level, then Pricing Level 2 shall apply; (c) if the Company has only one Debt Rating, the Pricing Level for such Debt Rating shall apply; and (d) if the Company does not have any Debt Rating, Pricing Level 3 shall apply.
Initially, the Applicable Rate shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to Section 4.01(a)(vi). Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.
“Appropriate Lender” means, at any time, with respect to any Term Facility a Lender that holds a Term Loan with respect to such facility, at such time.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger(s)” means each of BofA Securities, Inc. (successor to Merrill Lynch, Pierce, Fenner & Smith Incorporated) and The Bank of Nova Scotia, in its capacity as a joint lead arranger and joint bookrunner in respect of the Commitments hereunder.
“ASP” means Johnson and Johnson’s Advanced Sterilization Products business.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D or such other form (including electronic documentation generated by use of an electronic platform) as the Administrative Agent and the Company may reasonably approve.
“Attorney Costs” means all reasonable and documented out-of-pocket fees, expenses and disbursements of any law firm or other external counsel.
“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Off Balance Sheet Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capitalized Lease.
“Availability Period” means the period from and including the Closing Date to the earlier of (a) 12:00 noon on the date that falls 90 days after the Closing Date, (b) the date of termination of the commitments of the respective Lenders to make Loans pursuant to Section 8.02, and (c) the date upon which the Aggregate Commitments are permanently reduced to zero in accordance with the terms of Section 2.04(a).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A. and its successors.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate as so determined would be less than 1.25%, such rate shall be deemed 1.25% for purposes of this Agreement.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Bonds” means the notes issued pursuant to the Indenture dated as of June 20, 2016, among the Company and The Bank of New York Mellon Trust Company, N.A, as trustee.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York or such other state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.
“Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as finance leases.
“Cash Equivalents” means, as at any date of determination, any of the following: (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States of America or (ii) issued by any agency of the United States of America, in each case maturing within two years after such date; (b) marketable direct obligations issued by any State of the United States of America or the District of Columbia or any political subdivision of any such State or District or any public instrumentality thereof, in each case maturing within two years after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (c) commercial paper maturing no more than 270 days from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any commercial bank organized under the laws of the United States of America, any State thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (ii) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000; (e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (d) above; (f) shares of any money market mutual fund that (i) has substantially all its assets invested continuously in the types of investments referred to in clauses (a) through (d) above, (ii) has net assets of not less than $5,000,000,000 and (iii) has the highest rating obtainable from either S&P or Moody’s; (g) in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes; and (h) marketable corporate bonds for which an active trading market exists and price quotations are available, in each case maturing within two years after such date and issued by Persons that are not Affiliates of the Company and where such Persons (i) in the case of any such bonds maturing more than 12 months from the date of the acquisition thereof, have a long-term credit rating of at least AA- from S&P or Aa3 from Moody’s or (ii) in the case of any such bonds maturing less than or equal to 12 months from the date of the acquisition thereof, have a long-term credit rating of at least A+ from S&P or A1 from Moody’s, provided that the portfolio of any such bonds included as Cash Equivalents at any time shall have a weighted average maturity of not more than 360 days.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives relating to capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means an event or series of events by which:
(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding (i) any employee benefit plan of the Company or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (ii) Steven M. Rales and Mitchell P. Rales) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than 50% of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above (or individuals previously approved under this clause (iii)) constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (in each case, with such approval either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director).
“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are 2020 Term Loans or 2021 Term Loans.
“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Section 4.01(b), waived by the Person entitled to receive the applicable payment).
“Code” means the Internal Revenue Code of 1986.
“Commitment” means as to each Lender and with respect to the applicable Facility, its obligation during the Availability Period to make Loans to the Company pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Company” has the meaning specified in the introductory paragraph hereto.
“Compliance Certificate” means a certificate substantially in the form of Exhibit C.
“Consolidated Assets” means the aggregate of all assets of the Company and its Subsidiaries (including the value of all existing sale and leaseback transactions and any assets resulting from the capitalization of other long-term lease obligations in accordance with GAAP), appearing on the most recent available consolidated balance sheet of the Company and its Subsidiaries at their net book values, after deducting related depreciation, amortization and other valuation reserves, all prepared in accordance with GAAP.
“Consolidated Current Liabilities” means the aggregate of the current liabilities of the Company and its Subsidiaries appearing on the most recent available consolidated balance sheet of the Company and its Subsidiaries, all in accordance with GAAP. In no event shall Consolidated Current Liabilities include any current maturities of long-term debt or any obligations under Capitalized Leases, in each case, of the Company or any of its Subsidiaries.
“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income for the most recently completed Measurement Period, plus (a) the following to the extent reflected in calculating such Consolidated Net Income, (i) Consolidated Interest Charges for such period, (ii) income tax expense for such period, (iii) depreciation expense for such period, (iv) amortization expense for such period, (v) non-cash impairment charges for such period, (vi) non-cash non-operating expenses for such period, (vii) non-cash equity compensation expenses for such period, (viii) cash or non-cash charges, including legal and advisor fees and other transaction expenses, incurred in connection with permitted acquisitions or financing transactions for such period, (ix) the net income (or loss) with respect to discontinued operations of the Company or any Subsidiaries during such period, and (x) other non-recurring or unusual expenses of the Company and its Subsidiaries reducing Consolidated Net Income which do not represent a cash item in such period or any future period, and minus (b) the following to the extent reflected in calculating Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of the Company and its Subsidiaries for such period and (ii) all non-cash items that are both non-operating and non-recurring increasing Consolidated Net Income for such period but excluding such items in respect of which cash was received in a prior period or will be received in a future period; provided, however, that if the definition of “Consolidated EBITDA” in the 2018 Credit Agreement or any defined term used therein is amended, restated, supplemented or otherwise modified after the date hereof, including by means of any refinancing, refunding, renewal, replacement or extension thereof, this definition, and any applicable definition used herein, shall be automatically deemed to be revised to be consistent with the amended, restated, supplemented or otherwise modified definition of “Consolidated EBITDA” in the 2018 Credit Agreement or such other defined term used therein.

“Consolidated Interest Charges” means, for any Measurement Period, the sum, without duplication, of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) to the extent not otherwise included in clause (a) above, all interest expense (income) with respect to discontinued operations and (c) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by the Company and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period. For purposes of the foregoing, interest expense shall be determined after giving any effect to any net payments made or received by the Company or any Subsidiary with respect to interest rate Swap Contracts.
“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Charges, in each case, for the most recently completed Measurement Period.
“Consolidated Net Assets” means Consolidated Assets after deduction of Consolidated Current Liabilities.
“Consolidated Net Funded Indebtedness” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the sum, without duplication, of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, plus (b) Attributable Indebtedness in respect of Capitalized Leases, plus (c) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) and (b) above of Persons other than the Company or any Subsidiary, minus (d) the unencumbered and unrestricted cash of the Company and its Subsidiaries located in the United States in excess of $50,000,000, minus (e) sixty-five percent (65%) of the unencumbered and unrestricted cash and Cash Equivalents of the Company and its Subsidiaries located outside of the United States; provided, that (i) if the Company or any Subsidiary delivers or causes to be delivered an irrevocable repayment or redemption notice that results in Indebtedness in the form of debt securities being due and payable in full not later than 30 days after such repayment or redemption notice has been delivered and deposits cash with or for the benefit of the trustee or holders of such Indebtedness to fund such repayment or redemption in full, then such Indebtedness shall be considered repaid or redeemed (it being understood that if any applicable deposit is returned and the corresponding Indebtedness is not repaid or redeemed, but remains outstanding, such Indebtedness shall no longer be considered repaid or redeemed), and (ii) if the Company or any Subsidiary commences a tender offer to repurchase Indebtedness (the “Repurchased Indebtedness”) and will be obligated to repurchase such Indebtedness for payment in full, together with accrued and unpaid interest thereon, after the satisfaction or waiver of any conditions of such tender offer, and in connection therewith issues Indebtedness in the form of debt securities (the “New Indebtedness”) the proceeds of which are to be used to repurchase the Repurchased Indebtedness within 30 days of issuance of such New Indebtedness (the “Period”), then to the extent, and solely so long as, the Company or any Subsidiary either holds the proceeds of such New Indebtedness in escrow pursuant to customary arrangements, or otherwise sets aside the proceeds of such New Indebtedness in Dollars to fund such repurchase of Repurchased Indebtedness, then the amount of such New Indebtedness shall be deemed for the purpose of this definition to be reduced by the amount of the proceeds thereof that are so held in escrow or set aside (solely to the extent and for so long as so held or set aside, and not for the avoidance of doubt to the extent applied to repurchase the Repurchased Indebtedness or applied for any other purpose other than the repayment of the New Indebtedness); provided, further, that upon the end of the Period, the deemed reduction of the New Indebtedness described above shall no longer apply; provided, however, that if the definition of “Consolidated Net Funded Indebtedness” in the 2018 Credit Agreement or any defined term used in such definition is amended, restated, supplemented or otherwise modified after the date hereof, including by means of any refinancing, refunding, renewal, replacement or extension thereof, this definition, and any applicable definition used herein, shall be automatically deemed to be revised to be consistent with the amended, restated, supplemented or otherwise modified definition of “Consolidated Net Funded Indebtedness” in the 2018 Credit Agreement or such other defined term used therein.
“Consolidated Net Income” means, at any date of determination, the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period in accordance with GAAP.
“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Net Funded Indebtedness as of such date to (b) Consolidated EBITDA for the most recently completed Measurement Period.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.
“Controlling” and “Controlled” have meanings correlative thereto.
“Covered Entity” has the meaning specified in Section 10.24(b).
“Debt Rating” has the meaning specified in the definition of “Applicable Rate.”

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Eurodollar Rate Loan plus 2% per annum, in each case to the fullest extent permitted by Applicable Laws.
“Defaulting Lender” means, subject to Section 2.11(b), any Lender that (a) has failed to fund any portion of the Loans required to be funded by it hereunder within two (2) Business Days of the date required to be funded by it hereunder unless such Lender, acting reasonably and in good faith, notifies the Administrative Agent that such failure is the result of such Lender’s determination that one or more conditions precedent to funding has not been satisfied (specifically identified and including the particular default, if any) or unless such failure has been cured, (b) has notified the Company, the Administrative Agent or any other Lender that it does not intend to comply with its funding obligations unless such Lender notifies the Administrative Agent that such failure is the result of such Lender’s determination, acting reasonably and in good faith, that one or more conditions precedent to funding has not been satisfied (specifically identified and including the particular default, if any) or has made a public statement to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit, (c) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute unless such failure has been cured, (d) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (d) upon receipt of such written confirmation by the Administrative Agent and the Company), or (e)(i) has become or is insolvent or has a parent company that has become or is insolvent, (ii) has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or (iii) has become the subject of a Bail-In Action. Notwithstanding anything to the contrary above, a Lender will not be a Defaulting Lender solely by virtue of the ownership or acquisition of any capital stock in such Lender or its parent company by any Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.11(b)) as of the date established therefor by the

Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company and each other Lender promptly following such determination.
“Designated Jurisdiction” means any country, region or territory to the extent that such country, region or territory itself is the target of any Sanction.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. The term “Disposition” shall not include (a) any issuance of Equity Interests or (b) any cash payments otherwise permitted by this Agreement.
“Dividing Person” has the meaning specified in the definition of “Division.”
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Dollar” and “$” mean lawful money of the United States.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.07(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.07(b)(iii)).
“Environmental Laws” means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination; provided that Equity Interests shall not include stock options, restricted stock units, restricted shares or other awards granted under any equity compensation plan of the Company; provided further that Indebtedness convertible or exchangeable into Equity Interests shall not be deemed to be Equity Interests unless and until such Indebtedness is so converted or exchanged.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means, as of any date of determination, any trade or business (whether or not incorporated) that, as of such date of determination, is under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan (other than a Multiemployer Plan) or, to the knowledge of the Company, a Multiemployer Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan (other than a Multiemployer Plan) or, to the knowledge of the Company, a Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate (where, for Multiemployer Plans, the occurrence of an imposition is to the knowledge of the Company); provided that with respect to a Pension Plan or Multiemployer Plan in which neither the Company nor any Subsidiary is a participating or contributing employer, clauses (a) through (h) shall be to the knowledge of the Company.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurodollar Rate” means:
(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for U.S. Dollars for a period equal in length to such Interest Period (“LIBOR”) as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;
(b) for any interest rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day; and
(c) if the Eurodollar Rate shall be less than ~~zero~~0.25%, such rate shall be deemed ~~zero~~0.25% for purposes of this Agreement.
“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate”.
“Event of Default” has the meaning specified in Section 8.01.
“Facility” means the 2020 Term Loan Facility or the 2021 Term Loan Facility, as the context may require.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.
“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letters” means, collectively, (a) that certain fee letter dated as of February 4, 2019 among the Company, Bank of America and Merrill Lynch, Pierce, Fenner & Smith Incorporated (predecessor to BofA Securities, Inc.) and (b) those certain other fee letters between the Company and any other Arranger.
“Financial Statements” means the consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2017, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto, as filed with the Company’s Form 10-K filed with the SEC by the Company on February 28, 2018.

“Finance Subsidiary” means any Subsidiary, whether now existing or hereafter created or acquired, (a) of which at least ninety percent (90%) of all of the issued and outstanding voting and beneficial Equity Interests are owned, directly or indirectly, by the Company; (b) that has no material assets, operations, revenues or cash flows other than those related to the incurrence, administration and repayment of Indebtedness; and (c) whose Indebtedness is guaranteed by the Company.
“Foreign Lender” has the meaning specified in Section 10.15(a)(i).
“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied, except as otherwise provided in Section 1.03.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Granting Lender” has the meaning specified in Section 10.07(g).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any monetary obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Impacted Loans” has the meaning specified in Section 3.03(a).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c) net obligations of such Person under any Swap Contract;
(d) all non-contingent obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);
(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f) Capitalized Leases and Off Balance Sheet Obligations; and
(g) all Guarantees of such Person in respect of any of the foregoing;
provided that, shares of Mandatory Convertible Preferred Stock or any documents or instruments in connection therewith, any refinancings or replacements thereof and any similar issuances by the Company thereto, shall not constitute Indebtedness hereunder.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company or similar limited liability entity organized under the laws of a jurisdiction other than the United States or a state thereof) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capitalized Leases or Off Balance Sheet Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
“Indemnified Liabilities” has the meaning specified in Section 10.05.
“Indemnitees” has the meaning specified in Section 10.05.
“Information” has the meaning specified in Section 10.08.
“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any

Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.
“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one week or one, two, three or six months (or, if agreed by each applicable Lender under the applicable Loan, twelve months) thereafter (in each case, subject to availability), as selected by the Company in its Loan Notice; provided that:
(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;
(ii) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(iii) no Interest Period shall extend beyond the Maturity Date.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of related transactions) of assets of another Person that constitute a business unit.
“IRS” means the United States Internal Revenue Service.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law, including, without limitation all Environmental Laws.
“Lender” means (a) at any time on or prior to the last day of the Availability Period, any Lender that has a Commitment at such time and (b) at any time thereafter, any Lender that holds Loans at such time.
“Lender Party” means the Administrative Agent and each Lender.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“LIBOR” has the meaning specified in the definition of “Eurodollar Rate”.
“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“LIBOR Successor Rate” has the meaning specified in Section 3.03(c).
“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Administrative Agent in consultation with the Company, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Company is reasonably necessary in connection with the administration of this Agreement).
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).
“Limited Conditionality Acquisition” means any Acquisition that (a) is not prohibited hereunder, (b) is financed in whole or in part with a substantially concurrent incurrence of Indebtedness, and (c) is not conditioned on the availability of, or on obtaining, third-party financing.
“Loan” means an extension of credit by a Lender to the Company under Article II in the form of a ~~term loan~~2020 Term Loan or a 2021 Term Loan.
“Loan Documents” means this Agreement, each Note, each Loan Notice and each Fee Letter, and any amendments, modifications or supplements hereto or to any other Loan Document or waivers hereof or to any other Loan Document.
“Loan Notice” means (a) a notice of a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Mandatory Convertible Preferred Stock” means the Company’s 5.00% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share.
“Margin Regulations” means Regulations T, U and X of the FRB.
“Margin Stock” has the meaning specified in the Margin Regulations.
“Material Acquisition” means any Acquisition in which the purchase price, as determined in accordance with GAAP, exceeds $250,000,000 as of the date of such Acquisition.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, assets, liabilities (actual or contingent), operations or financial condition of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company to perform its obligations under any Loan Document to which it is a party with respect to the senior credit facility provided hereunder; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any Loan Document to which it is a party with respect to the senior credit facility provided hereunder; or (d) a material adverse effect upon the rights and remedies of the Administrative Agent or any Lender under any Loan Document; provided, that for the avoidance of doubt no aspect of the Mobility Transactions, either individually or taken together, shall be deemed to have a Material Adverse Effect.
“Maturity Date” means (a) for the 2020 Term Loan Facility, August 28, 2020 and (b) for the 2021 Term Loan Facility May 30, 2021; provided, however, that if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.
“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Company then ended or then most recently ended as the case may be.
“Mobility IPO” has the meaning set forth in the definition of “Mobility Transactions.”
“Mobility IPO Transactions” means the Mobility IPO and the direct or indirect funding of dividends, distributions or other payments payable to the Company and/or its Subsidiaries (other than the Vontier Entities) in connection with the Mobility IPO.
“Mobility Transactions” means the Company’s previously disclosed intentions to dispose of the Company’s mobility and transportation business (the “Mobility Business”) including, without limitation, by (a) conducting an initial public offering or other offering of shares of (any such offering, the “Mobility IPO”), and/or (b) distributing to the Company’s shareholders all or a portion of its remaining equity interest in the Mobility Business, which may include a spin-off of Mobility Business shares effected as a dividend to all the Company’s shareholders, a split-off of Mobility Business shares in exchange for shares of the Company or other securities, or any combination of the foregoing in one transaction or in a series of transactions.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (b) has been approved by the Required Lenders.
“Note” means a promissory note made by the Company in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Company arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Company or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Off Balance Sheet Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment) or (c) an agreement for the sale of receivables or like assets creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, could be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Taxes” has the meaning specified in Section 3.01(b).
“Participant” has the meaning specified in Section 10.07(d).
“Participant Register” has the meaning specified in Section 10.07(c).

“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards with respect to Pension Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Company and any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate has any liability and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Permitted Priority Amount” on any date of determination means an amount equal to 15% of the Consolidated Net Assets of the Company and its Subsidiaries as of the then most recently completed fiscal quarter of the Company prior to such date.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Company or, with respect to any such plan that is subject to the Pension Funding Rules, any ERISA Affiliate.
“Platform” has the meaning specified in Section 6.02.
“Pro Forma Basis” and “Pro Forma Effect” means, for purposes of calculating the financial covenants set forth in Section 7.04 and for any transaction or proposed transaction deemed to have occurred on and as of the first day of a Measurement Period pursuant to Section 1.03(d), the following pro forma adjustments, in each case arising out of events which are directly attributable to such transaction or proposed transaction, are factually supportable and expected to have a continuing impact, including cost savings resulting from headcount reductions, facility closings or similar restructurings, as certified by a Responsible Officer of the Company:
(a)in the case of any such transaction or proposed transaction that is a Disposition, all income statement items (whether positive or negative) attributable to the brand, business unit, product line, line of business, division or facility or the Person subject to such Disposition shall be excluded from the results of the Company and its Subsidiaries for such Measurement Period;
(b) in the case of any such transaction or proposed transaction that is an Investment (including any acquisition, whether by merger, consolidation or otherwise), income statement items (whether positive or negative) attributable to the brand, business unit, product line, line of business, division or facility or the Person subject to such Investment shall be included in the results of the Company and its Subsidiaries for such Measurement Period;
(c)in the case of any retirement of Indebtedness or any Indebtedness that was or is to be repaid or refinanced in connection with such transaction or proposed transaction, interest accrued on such Indebtedness during such Measurement Period shall be excluded from the results of the Company and its Subsidiaries for such Measurement Period (and to the extent not already excluded pursuant to any other clause of this definition or pursuant to Section 1.03(d), the principal amount of such Indebtedness shall also be excluded); and
(d)in the case of the incurrence or assumption of any Indebtedness in connection with such transaction (other than any such Indebtedness to be repaid or refinanced in accordance with clause (c) above) or proposed transaction, interest shall be deemed to have accrued on such Indebtedness during such Measurement Period (in the case of interest that accrues at a formula or floating rate, at the rate in effect at the time of determination) and shall be included in the results of the Company and its Subsidiaries for such Measurement Period.
“Pro Rata Share” means, with respect to each Lender at any time, the percentage (carried out to the ninth decimal place) represented by (a) at any time during the Availability Period, such Lender’s Commitment at such time to the Aggregate Commitments at such time and (b) thereafter, the principal amount of such Lender’s Loans outstanding at such time to the aggregate principal amount of Loans outstanding at such time, subject to adjustment as provided in Section 2.11; provided that if the Commitment of each Lender to make Loans has been terminated pursuant to Section 8.02, or if the Availability Period has expired, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 6.02.
“Register” has the meaning specified in Section 10.07(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.
“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of (a) during the Availability Period, the aggregate unused Commitments, and (b) upon the initial Borrowing pursuant to Section 2.01 and thereafter, the aggregate Loans outstanding on such date; provided that, the aggregate principal amount of the Loans outstanding at such time held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required 2020 Term Loan Lenders” means, as of any date of determination, 2020 Term Loan Lenders holding more than 50% of the 2020 Term Loan Facility on such date; provided that the portion of the 2020 Term Loan Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required 2020 Term Loan Lenders.
“Required 2021 Term Loan Lenders” means, as of any date of determination, 2021 Term Loan Lenders holding more than 50% of the 2021 Term Loan Facility on such date; provided that the portion of the 2021 Term Loan Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required 2021 Term Loan Lenders.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means (a) the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, chief accounting officer, corporate controller, general counsel or any executive vice president of the Company, (b) solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of the Company and, (c) solely for purposes of notices given pursuant to Article II, any other officer of the Company so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the Company designated in or pursuant to an agreement between the Company and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of the Company shall be conclusively presumed to have been authorized by all necessary corporate action on the part of the Company and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Company.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Company’s stockholders, partners or members (or the equivalent Person thereof).
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global, Inc. and any successor thereto.
“Sanction(s)” means any international economic sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”), the Australian Government Department of Foreign Affairs and Trade, the Government of Canada or The Hong Kong Monetary Authority.
“Scheduled Unavailability Date” has the meaning specified in Section 3.03(c).
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Significant Subsidiary” means, each Subsidiary of the Company which as of the most recently ended fiscal year of the Company contributed or was accountable for at least 5% of the revenues of the Company and its Subsidiaries determined on a consolidated basis for such year.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) and, in each case, that has been selected or recommended by the Relevant Governmental Body.
“SOFR-Based Rate” means SOFR or Term SOFR.
“SPC” has the meaning specified in Section 10.07(g).
“Specified Transaction” means (a) any Investment or series of related Investments in Equity Interests or assets constituting a brand, business unit, product line, line of business, division or facility of a Person or Persons, made by the Company or any of its Subsidiaries, and (b) any Disposition or series of related Dispositions of Equity Interests or assets constituting a brand, business unit, product line, line of business, division or facility of a Person or Persons made by the Company or any of its Subsidiaries.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company; provided, that, from and after the date of the occurrence of the Mobility IPO Transactions, the Vontier Entities shall be excluded from any such reference to a Subsidiary other than, solely to the extent that the Vontier Entities otherwise qualify as Subsidiaries pursuant to the first sentence of this definition, such references in Sections 5.05, 5.12, 5.13, 6.01, 10.05, 10.07, and 10.08, and, for purposes of such Sections, the related definitions thereto.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Taxes” has the meaning specified in Section 3.01(a).
“Term Facility” means the 2020 Term Loan Facility or the 2021 Term Loan Facility, or both, as the context may require.
“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.
“Threshold Amount” means $80,000,000.
“Type” means, with respect to a Loan, its character as a Base Rate Loan or Eurodollar Rate Loan.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to the Pension Funding Rules for the applicable plan year.
“United States” and “U.S.” mean the United States of America.
“Vontier Entities” means Vontier Corporation, a Delaware corporation, and each of its Subsidiaries.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~, and (b) with respect to the

United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
a.Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(1)The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(2) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
i.Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.
ii.The term “including” is by way of example and not limitation.
iii.The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(3)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(4)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(5)All references to any Person shall also refer to the successors and assigns of such Person permitted hereunder.
(6)Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale or disposition, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale or disposition, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
b.Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP applied on a consistent basis, as in effect from time to time subject to Sections 1.03(b) and (c), except as otherwise specifically prescribed herein. Notwithstanding the foregoing, (i) for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded and (ii) solely with respect to fiscal periods of the Company commencing on or after January 1, 2018, the impact of FASB ASC 606  on revenue recognition shall be given effect.
(7)If at any time any change in GAAP (including the early adoption by the Company of any provision of GAAP) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
(8)Notwithstanding the foregoing, for the purposes of this Agreement, leases shall continue to be classified and accounted for on a basis consistent with GAAP as in effect as of December 31, 2017, notwithstanding any change in GAAP related thereto (including pursuant to Accounting Standard Codification Topic 842) and the Company shall not be required to provide any reconciliation thereof to GAAP.
(9)Pro Forma Determinations. Notwithstanding anything in this Agreement to the contrary:
iv.all calculations of the financial covenants in Section 7.04 shall be made on a Pro Forma Basis with respect to any Specified Transaction occurring during the applicable Measurement Period;
v.if on any date of determination pro forma compliance with the requirements of this Agreement is a condition precedent to the consummation of a proposed transaction pursuant to any provision of this Agreement, then for that purpose such compliance shall be determined on a Pro Forma Basis giving effect to (A) such proposed transaction and (B) without duplication, any Specified Transaction that has been consummated during the Measurement Period then most recently ended for which financial statements have been delivered pursuant to Section 6.01 or during the period following such Measurement Period and prior to such date, in each case, as of the first day of such Measurement Period; and
vi.for each Specified Transaction that is consummated during any Measurement Period, compliance with the requirements of this Agreement shall be determined on a Pro Forma Basis giving effect to such Specified Transaction as of the first day of such Measurement Period.
c.Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

d.References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
e.Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
f.Limited Conditionality Acquisitions. In the event that the Company notifies the Administrative Agent in writing that any proposed Acquisition is a Limited Conditionality Acquisition and that the Company wishes to test the conditions to such Acquisition and the availability of Indebtedness that is to be used to finance such Acquisition in accordance with this Section, then the following provisions shall apply:
(a) any condition to such Acquisition or such Indebtedness that requires that no Default or Event of Default shall have occurred and be continuing at the time of such Acquisition or the incurrence of such Indebtedness, shall, if agreed to by the lenders providing such Indebtedness, be satisfied if (i) no Default or Event of Default shall have occurred and be continuing at the time of the execution of the definitive purchase agreement, merger agreement or other acquisition agreement governing such Acquisition and (ii) no Event of Default under any of Sections 8.01(a), (b), (f) or (g) shall have occurred and be continuing both before and after giving effect to such Acquisition and any Indebtedness incurred in connection therewith (including such additional Indebtedness);
(b)  any condition to such Acquisition and/or such Indebtedness that the representations and warranties in this Agreement and the other Loan Documents shall be true and correct at the time of such Acquisition or the incurrence of such Indebtedness may, if agreed to by the lenders providing such Indebtedness, be limited by customary “SunGard” or other customary applicable “certain funds” conditionality provisions, so long as all such representations and warranties in this Agreement and the other Loan Documents are true and correct at the time of the execution of the definitive purchase agreement, merger agreement or other acquisition agreement governing such Acquisition;

(c) any financial ratio test or condition, may upon the written election of the Company delivered to the Administrative Agent prior to the execution of the definitive agreement for such Acquisition, be tested either (i) upon the execution of the definitive agreement with respect to such Limited Conditionality Acquisition or (ii) upon the consummation of the Limited Conditionality Acquisition and related incurrence of Indebtedness, in each case, after giving effect to the relevant Limited Conditionality Acquisition and related incurrence of Indebtedness, on a Pro Forma Basis; provided that the failure to deliver a notice under this Section 1.07(c) prior to the date of execution of the definitive agreement for such Limited Conditionality Acquisition shall be deemed an election to test the applicable financial ratio under subclause (ii) of this Section 1.07(c); and
(d)  if the Company has made an election with respect to any Limited Conditionality Acquisition to test a financial ratio test or condition at the time specified in clause (c)(i) of this Section, then in connection with any subsequent calculation of any ratio (other than the financial covenants tested pursuant to Section 7.04) or basket on or following the relevant date of execution of the definitive agreement with respect to such Limited Conditionality Acquisition and prior to the earlier of (i) the date on which such Limited Conditionality Acquisition is consummated or (ii) the date that the definitive agreement for such Limited Conditionality Acquisition is terminated or expires without consummation of such Limited Conditionality Acquisition, any such ratio (other than the financial covenants tested pursuant to Section 7.04) or basket shall be required to be satisfied (x) on a Pro Forma Basis assuming such Limited Conditionality Acquisition and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have been consummated and (y) assuming such Limited Conditionality Acquisition and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have not been consummated.
The foregoing provisions shall apply with similar effect during the pendency of multiple Limited Conditionality Acquisitions such that each of the possible scenarios is separately tested. Notwithstanding anything to the contrary herein, in no event shall there be more than two Limited Conditionality Acquisitions at any time outstanding.
g.Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rate (including, without limitation, any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes.
ARTICLE II.the COMMITMENTS and BORROWING
h.Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make up to two loans to the Company, on any Business Day during the Availability Period, in an aggregate amount not to exceed such Lender’s Commitment. Such Borrowing shall consist of Loans made simultaneously by the Lenders in accordance with their respective Pro Rata Share. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed. Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.
i.Borrowings, Conversions and Continuations of Loans.
(10)Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Loan Notice, provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Loan Notice. Each such notice must be received by the Administrative Agent not later than 12:00 noon (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans and (ii) on the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice shall specify (i) whether the Company is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the

Interest Period with respect thereto. If the Company fails to specify a Type of Loan in a Loan Notice then the applicable Loans shall be made as Base Rate Loans. If the Company fails to give a timely notice requesting a conversion or continuation of a Eurodollar Rate Loan, then the applicable Loans shall be continued as Eurodollar Rate Loans with an Interest Period of one month. If the Company requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
(11)Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Company, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans as described in the preceding subsection. Each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 2:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to the Company in like funds as received by the Administrative Agent either by (i) crediting the account of the Company on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company.
(12)Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.
(13)The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(14)After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect.
(15)On the date on which the aggregate unpaid principal amount of Eurodollar Rate Loans comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Loans shall, on the last day of the then existing Interest Period therefor, automatically be converted into Base Rate Loans.
(16)Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or any portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Company, the Administrative Agent and such Lender.
j.Prepayments. The Company may, upon notice from the Company to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be in a form reasonably acceptable to the Administrative Agent and be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans, and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (iii)  any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding; and (iv) any such notice may be conditioned upon the effectiveness of other Indebtedness or the occurrence of one or more other transactions or events. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment (based on such Lender’s Pro Rata Share). If such notice is given by the Company, the Company shall irrevocably make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Loans pursuant to this Section 2.03 shall be applied to the outstanding principal amount under the relevant Facility as directed by the Company (or, in the absence of specification, ratably between the 2020 Term Loan Facility and the 2021 Term Loan Facility), and subject to Section 2.11, each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares in respect of each of the relevant Facilities.
k.Reduction of Commitments.
(17)Optional. The Company may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) any such notice may be conditioned upon the effectiveness of other Indebtedness or the occurrence of one or more other transactions or events. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.
(18)Mandatory. The Aggregate Commitments shall be automatically and permanently reduced to zero on the earlier to occur of (a) 1:00 p.m. on the last day of the Availability Period and (b) upon the second Borrowing of Loans pursuant to Section 2.01.
a.Repayment of Loans.
(1)~~2.05 Repayment of Loans.~~ The Company shall repay to the 2020 Term Loan Lenders on the Maturity Date for the 2020 Term Loan Facility the aggregate principal amount of all 2020 Term Loans ~~made to the Company~~ outstanding on such date.
(2)The Company shall repay to the 2021 Term Loan Lenders on the Maturity Date for the 2021 Term Loan Facility the aggregate principal amount of all 2021 Term Loans outstanding on such date.

b.Interest. Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.
(3)If any amount payable by the Company under any Loan Document is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such overdue amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws. Furthermore, upon the request of the Required Lenders, while any other Event of Default exists, the Company shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(4)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. On each Interest Payment Date for a Base Rate Loan, interest accrued on such Loan to but excluding such Interest Payment Date shall be due and payable. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
c.Computation of Interest and Fees. All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.09(a), bear interest for one day.
d.Evidence of Debt. The Borrowings made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Borrowings made by the Lenders to the Company and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to the Company made through the Administrative Agent, the Company shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to the Company in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
e.Payments Generally. All payments to be made by the Company shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Company hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly on the same Business Day thereof distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by 2:00 p.m. by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.
(5)If any payment to be made by the Company shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(6)Unless the Company or any Lender has notified the Administrative Agent, prior to the time any payment is required to be made by it to the Administrative Agent hereunder, that the Company or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Company or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:
vii.if the Company failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate; and
viii.if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Company to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan, as the case may be, included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Company, and the Company shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Company may have against any Lender as a result of any default by such Lender hereunder.
A notice of the Administrative Agent to any Lender or the Company with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.
(7)If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to the Company as provided in the foregoing provisions of this Article II, and such funds are not made available to the Company by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(8)The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan.
(9)Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
f.Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, without interest thereon. The Company agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. The provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Company pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to the Company or any Affiliate thereof (as to which the provisions of this Section shall apply).
The Company consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Company rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company in the amount of such participation.
g.Defaulting Lenders. Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

ix.Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01 and in the definition of “Required Lenders,” “Required 2020 Term Loan Lenders” and “Required 2021 Term Loan Lenders.”.
x.Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender under any Loan Document (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.09 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.01 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(10)Defaulting Lender Cure. If the Company and the Administrative Agent agree in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

h.Increase in Commitments. Request for Increase. The Company may, from time to time, request by notice to the Administrative Agent (x) during the Availability Period one or more increases of the Commitments (each, a “Term Loan Commitment Increase”) or (y) after the Availability Period has ended one or more term loan tranches to be made available to the Company (each, an “Incremental Term Loan”; each Incremental Term Loan and each Term Loan Commitment Increase, collectively, referred to as the “Incremental Increases”); provided that (i) the principal amount for all such Incremental Increases in the aggregate since the Closing Date (including the then requested Incremental Increase) shall not exceed $500,000,000; (ii) any such request for an Incremental Increase shall be in a minimum amount of $50,000,000 (or a lesser amount in the event such amount represents all remaining availability under this Section) and the Company may make a maximum of two such requests; (iii) no Term Loan Commitment Increase shall increase any Lender’s Commitment without the consent of such Lender; (iv) each Incremental Term Loan shall have an Applicable Rate or pricing grid as determined by the Lenders providing such Incremental Term Loans and the Company; and (v) except as provided above, all other terms and conditions applicable to any Incremental Term Loan shall be reasonably satisfactory to the Administrative Agent, the applicable Lenders providing such Incremental Term Loan and the Company (it being understood that if any terms taken as a whole are materially more favorable to the applicable Lenders providing such Incremental Term Loan than those applicable under this Agreement, as reasonably determined by the Administrative Agent, then that shall constitute a reasonable basis for the Administrative Agent not to be satisfied with such terms).
(11)Process for Increase. Incremental Increases may be (but shall not be required to be) provided by any existing Lender, in each case on terms permitted in this Section 2.12 and otherwise on terms reasonably acceptable to the Company and the Administrative Agent, or by any other Person that qualifies as an Eligible Assignee (each such other Person, an “Additional Lender”) pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent; provided that (i) the Administrative Agent shall have consented (in each case, such consent not to be unreasonably withheld, delayed or conditioned) to each proposed Additional Lender providing such Incremental Increase to the extent the Administrative Agent would be required to consent to an assignment to such Additional Lender pursuant to Section 10.07(b)(iii); provided, that the Company shall not be required to offer or accept commitments from existing Lenders for any Incremental Increase. No Lender shall have any obligation to increase its Commitment or participate in any Incremental Term Loan, as the case may be, and no consent of any Lender, other than the Lenders agreeing to provide any portion of an Incremental Increase, shall be required to effectuate such Incremental Increase.
(12)Effective Date and Allocations. The Administrative Agent and the Company shall determine the effective date of any Incremental Increase (the “Increase Effective Date”), which shall be a date not less than ten Business Days after the date on which such notice is delivered to the Administrative Agent. The Administrative Agent shall promptly notify the Company and the Lenders of the final allocation of such Incremental Increase and the Increase Effective Date.
(13)Conditions to Effectiveness of Increase.
xi.As a condition precedent to each Incremental Increase, the Company shall (x) deliver to the Administrative Agent a certificate of the Company, dated as of the Increase Effective Date, signed by a Responsible Officer of the Company and (A) certifying and attaching the resolutions adopted by the Company approving or consenting to such Incremental Increase and (B) certifying that (1) both before and immediately after giving effect to such Incremental Increase, as of the Increase

Effective Date no Default or Event of Default shall exist and be continuing, (2) immediately after giving effect to such Incremental Increase, as of the Increase Effective Date the Company shall be in pro forma compliance (after giving effect to the incurrence of such Incremental Increase and the use of proceeds thereof) with each of the financial covenants contained in Section 7.04 and (3) the representations and warranties of the Company contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) as of such earlier date, and except that for purposes of this clause (i)(B)(3), the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively; provided that if such Incremental Increase is being provided in connection with a Limited Conditionality Acquisition, such certificate shall provide that the above requirements were satisfied in accordance with Section 1.07 and (y)(A) upon the reasonable request of any Lender made at least five days prior to the date of such extension, the Company shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Act, in each case at least two days prior to the Increase Effective Date and (B) at least five days prior to the date of such extension, if the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Company shall deliver a Beneficial Ownership Certification. In addition, as a condition precedent to each Incremental Increase, the Company shall deliver or cause to be delivered such other officer’s certificates, Organization Documents and legal opinions of the type delivered on the Closing Date as are reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent (it being agreed that the forms delivered on the Closing Date are satisfactory).
xii.Each Term Loan Commitment Increase shall have the same terms as the outstanding Loans and be part of the existing credit facility hereunder. Upon each Term Loan Commitment Increase (x) each Lender having a Commitment immediately prior to such increase will automatically and without further act be deemed to have assigned to such Lender providing a portion of the Term Loan Commitment Increase (each, a “Term Loan Commitment Increase Lender”) in respect of such increase, and (y) if, on the date of such increase there are any Loans outstanding, the Lenders shall make such payments among themselves as the Administrative Agent may reasonably request to the extent necessary to keep the outstanding Loans ratable with any revised Pro Rata Share of the credit facility arising from such Term Loan Commitment Increase, and the Company shall pay to the applicable Lenders any amounts required to be paid pursuant to Section 3.05 in connection with such payments among the Lenders as if such payments were effected by prepayments of Loans.
xiii.To the extent that any Incremental Increase shall take the form of an Incremental Term Loan, this Agreement may be amended to the extent necessary

(without the need to obtain the consent of any Lender other than the Lenders providing such Incremental Term Loans), in form and substance reasonably satisfactory to the Administrative Agent, the Required Lenders and the Company, to include such terms as are customary for a term loan commitment, including mandatory prepayments, assignments and voting provisions; provided that (i) if any terms taken as a whole are materially more favorable to the applicable Lenders providing such Incremental Term Loan than those applicable under this Agreement, as reasonably determined by the Administrative Agent, then that shall constitute a reasonable basis for the Administrative Agent not to be satisfied with such terms or amendment and (ii) no such terms or amendment shall contravene any of the terms of the then existing Loan Documents. On any Increase Effective Date on which any Incremental Increase in the form of an Incremental Term Loan is effective, subject to the satisfaction of the terms and conditions in this Section 2.12, each Lender of such Incremental Term Loan shall make an amount equal to its commitment to such Incremental Term Loan available to the Company, in a manner consistent with Borrowings hereunder.
xiv.As a condition precedent to each Incremental Increase, all fees and expenses relating to each Incremental Increase, to the extent then due and payable, shall have been paid in full.
(14)Conflicting Provisions. This Section 2.12 shall supersede any provisions in Section 2.10 or 10.01 to the contrary.
(15)Revised Pro Rata Shares. If any such increase has become effective, on the Increase Effective Date the Administrative Agent shall notify each Lender of their revised Pro Rata Shares after giving effect to such increase.
ARTICLE III.TAXES, YIELD PROTECTION AND ILLEGALITY
i.Taxes. Any and all payments by the Company to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its overall net income, branch profits taxes, back-up withholding taxes, and franchise or other similar taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized, maintains a lending office or does business (other than doing business solely as a result of entering into this Agreement, performing any obligations hereunder, receiving any payments hereunder or enforcing any rights hereunder) (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If the Company shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions, (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Laws, and (iv) to the extent reasonably practicable, within 30 days after the date of such payment, the Company shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.
(16)In addition, the Company agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made by the Company under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).
(17)If the Company shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Company shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time such amount is paid, such additional amount as is necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional amounts payable under this Section) the Administrative Agent or such Lender receives an amount equal to the sum it would have received if such Taxes or Other Taxes had not been imposed.
(18)The Company agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a written demand therefor, which demand shall be made within 90 days of the date such Lender or the Administrative Agent pays such Taxes or Other Taxes to the relevant Governmental Authority.
(19)Without limiting the obligations of the Lenders under Section 10.15 regarding delivery of certain forms and documents to establish such Lender’s status for U.S. withholding tax purposes, each Lender agrees promptly to deliver to the Administrative Agent or the Company, as the Administrative Agent or the Company shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such other documents and forms required by any relevant taxing authorities under the Laws of any other jurisdiction, duly executed and completed by such Lender, as are required under such Laws to confirm such Lender’s entitlement to any available exemption from, or reduction of, applicable withholding taxes in respect of all payments to be made to such Lender outside of the U.S. by the Company pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in such other jurisdiction. Each Lender shall promptly (i) notify the Administrative Agent of any change in circumstances which would modify or render invalid any such claimed exemption or reduction, and (ii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of Applicable Laws of any such jurisdiction that the Company make any deduction or withholding for taxes from amounts payable to such Lender. Additionally, the Company shall promptly deliver to the Administrative Agent or any Lender, as the Administrative Agent or any Lender shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by the Company, as are required to be furnished by such Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any Lender of Taxes or Other Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.

(20)If and to the extent that any Lender or the Administrative Agent, in its sole discretion (exercised in good faith), determines that it has received or been granted a credit against, relief from, a refund or remission of, or a repayment of, any Taxes or Other Taxes in respect of which it has received additional payments under this Section 3.01, and such credit, refund, relief or remission has been obtained, utilized and fully retained by such Lender or the Administrative Agent on an affiliated group basis, then such Lender or the Administrative Agent shall pay to the Company an amount which such Lender or the Administrative Agent determines, in its sole discretion (exercised in good faith) will leave it, after the payments, in the same after-tax position as it would have been in had the payments required under this Section 3.01 not been required to be made by the Company; provided however that (i) such Lender or the Administrative Agent shall be the sole judge of the amount of such credit, refund, relief or remission and the date on which it is received; (ii) such Lender or the Administrative Agent shall not be obliged to disclose information regarding its tax affairs or tax computations; (iii) nothing in this Section 3.01(f) shall interfere with such Lender’s or the Administrative Agent’s right to manage its tax affairs in whatever manner it sees fit; and (iv) if such Lender or the Administrative Agent shall subsequently determine that it has lost all or a portion of such tax credit, refund, relief or remission, the Company shall promptly remit to such Lender or the Administrative Agent the amount certified by such Lender or the Administrative Agent to be the amount necessary to restore such Lender or the Administrative Agent to the position it would have been in if no payment had been made pursuant to this Section.
(21)The Company’s obligations to indemnify a Foreign Lender or pay additional amounts to a Foreign Lender under this Section 3.01 are subject to Section 10.15(a)(iii).
(22)For purposes of determining withholding Taxes imposed under FATCA, from and after the Closing Date, the Company and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i). Each Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  For purposes of this Section 3.01(h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(23)Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
(24)For purposes of this Section 3.01, the term “Applicable Law” includes FATCA.
j.Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Company shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or convert all such Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Company shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the reasonable and good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.
k.Inability to Determine Rates.
(25)Except in the case of circumstances described in Section 3.03(c), if in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, as applicable, (i) the Administrative Agent determines that (A) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (B) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to this clause (i), “Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of Section 3.03(a), until the Administrative Agent upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.
(26)Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (i) of Section 3.03(a), the Administrative Agent, in consultation with the Company, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (i) of Section 3.03(a), (2) the Required Lenders notify the Administrative Agent and the Company that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Company written notice thereof.

(27)Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, including Section 3.03(a) above, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or the Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or the Required Lenders (as applicable) have determined that:
xv.adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
xvi.the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or
xvii.syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR;
then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing LIBOR in accordance with this Section 3.03 with (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment;” and any such proposed rate, a “LIBOR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders (A) in the case of an amendment to replace LIBOR with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace LIBOR with a rate described in clause (y), object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods), or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.
Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than ~~zero~~0.25% for purposes of this Agreement.
In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes in the discretion of the Administrative Agent and in consultation with the Company will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment, the Administrative Agent shall post each such amendment implementing such LIBOR Successor Rate Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective.
l.Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans. If any Lender reasonably determines that as a result of any Change in Law, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, converting to, continuing, funding, maintaining or participating in Eurodollar Rate Loans, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office or does business (other than doing business solely as a result of entering into this Agreement, performing any obligations hereunder, receiving any payments hereunder or enforcing any rights hereunder) and (iii) reserve requirements contemplated by Section 3.04(c)), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Company shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction; provided, (x) such Lender shall be generally seeking, or intending generally to seek, comparable compensation from similarly situated borrowers under similar credit facilities (to the extent such Lender has the right under such similar credit facilities to do so) with respect to such Change in Law regarding such increased cost or reduction and (y) that such additional amounts shall not be duplicative of any amounts to the extent otherwise paid by the Company under any other provision of this Agreement (including any reserve requirements included in determining the Eurodollar Rate).
(28)If any Lender reasonably determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time, upon demand of such Lender (with a copy of such demand to the Administrative Agent) the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered; provided, that (x) such Lender shall be generally seeking, or intending generally to seek, comparable compensation from similarly situated borrowers under similar credit facilities (to the extent such Lender has the right under such similar credit facilities to do so) with respect to such Change in Law regarding such increased cost or reduction and (y) such additional amounts shall not be duplicative of any amounts to the extent otherwise paid by the Company under any other provision of this Agreement (including any reserve requirements included in determining the Eurodollar Rate).
(29)The Company shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurodollar funds or deposits, additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 15 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.
(30)Each Lender agrees to use reasonable efforts to designate a different Lending Office if, in the reasonable and good faith judgment of such Lender, such designation will avoid the need for the Company to pay any additional amount, or will reduce the amount required to be paid by the Company, pursuant to this Section 3.04 to such Lender and will not otherwise be materially disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation.
(31)Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender pursuant to this Section 3.04 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased cost or reduction is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
m.Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(32)any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(33)any failure by the Company (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company; or
(34)any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 10.16;

excluding any loss of anticipated profits, but including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Company shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Company to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.
n.Matters Applicable to all Requests for Compensation. A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.
(35)Each Lender may make any Loan to the Company through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Company to repay the Loan in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or the Company is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if such designation or assignment would reasonably be expected to (i) eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, not subject such Lender to any unreimbursed cost or expense. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(36)Upon any Lender’s making a claim for compensation under Section 3.01 or 3.04 and, in each case, such Lender declining or being unable to designate a different Lending Office in accordance with Section 3.06(b), or if any Lender is a Defaulting Lender pursuant to Section 2.11, the Company may replace such Lender in accordance with Section 10.16.
o.Survival. All of the Company’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder and resignation of the Administrative Agent.
ARTICLE IV.CONDITIONS PRECEDENT
p.Conditions to Effectiveness. The effectiveness of this Agreement is subject to satisfaction of the following conditions precedent:
(37)The Administrative Agent’s receipt of the following, each of which shall be originals, facsimiles or electronic (pdf.) transmissions (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Company, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing

Date) and each in form and substance reasonably satisfactory to the Administrative Agent, its legal counsel and each of the Lenders:
xviii.executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Company;
xix.Notes executed by the Company in favor of each Lender requesting Notes;
xx.such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Company as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents;
xxi.such documents and certifications as the Administrative Agent may reasonably require to evidence that the Company is duly organized or formed, and is validly existing, in good standing in its jurisdiction of organization, including certified copies of the Company’s Organization Documents and certificates of good standing;
xxii.a favorable opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, addressed to the Administrative Agent and each Lender, in the form set forth in Exhibit E;
xxiii.a certificate signed by a Responsible Officer of the Company certifying, as of the Closing Date, (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (C) the current Debt Ratings;
xxiv.upon the reasonable request of any Lender made at least 3 days prior to the Closing Date, the Company shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Act, in each case at least two days prior to the Closing Date; and
xxv.at least two days prior to the Closing Date, if the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Company shall deliver to each requesting Lender a Beneficial Ownership Certification; and
xxvi.such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Required Lenders reasonably may require.
(38)Any fees required to be paid on or before the Closing Date pursuant to the Loan Documents shall have been paid.
(39)Unless waived by the Administrative Agent, the Company shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced at least two Business Day prior to the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that (i) such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent and (ii) the Administrative Agent may in its discretion waive this condition without obtaining the consent of the Required Lenders).

(40)Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
q.Conditions to All Borrowings. Subject to Section 1.07, the obligation of each Lender to honor any Loan Notice (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:
(41)The representations and warranties of the Company contained in Article V or any representations and warranties of the Company in any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (provided that such materiality qualifier shall not apply to the extent that any such representation or warranty is already qualified or modified by materiality in the text thereof), on and as of the date of such Borrowing (or, for the purposes of Section 4.01(a)(vi), as of the Closing Date), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (provided that such materiality qualifier shall not apply to the extent that any such representation or warranty is already qualified or modified by materiality in the text thereof) as of such earlier date, and except that for purposes of this Section 4.02, (i) the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 and (ii) the representations and warranties in subsection (c) of Section 5.05, subsection (b) of Section 5.06, and Section 5.10 need only be true and correct on and as of the Closing Date.
(42)No Default shall exist, or would result from such proposed Borrowing (or, for the purposes of Section 4.01(a)(vi), from the occurrence of the Closing Date).
(43)The Administrative Agent shall have received a Loan Notice in accordance with the requirements hereof.
Each Loan Notice (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Borrowing or as of such earlier date, as applicable.
ARTICLE V.REPRESENTATIONS AND WARRANTIES
The Company represents and warrants to the Administrative Agent and the Lenders that:
r.Existence, Qualification and Power; Compliance with Laws. The Company (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and

(d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
s.Authorization; No Contravention. The execution, delivery and performance by the Company of each Loan Document, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of the Company’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of (or the requirement to create) any Lien under, (i) any Contractual Obligation to which such Person is a party except to the extent that such conflict, breach, contravention, Lien or violation could not reasonably be expected to have a Material Adverse Effect or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate in any material respect any Law.
t.Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement or any other Loan Document other than (i) any thereof as have been obtained, taken or made on or prior to the Closing Date and remain in full force and effect and (ii) any reports required to be filed by the Company with the SEC pursuant to the Securities Exchange Act of 1934; provided, that the failure to make any such filings referred to in this clause (ii) shall not affect the validity or enforceability of this Agreement or the rights and remedies of the Administrative Agent and the Lenders hereunder.
u.Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by the Company. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable Debtor Relief Laws and general principles of equity, regardless of whether considered in a proceeding in equity or at law.
v.Financial Statements; No Material Adverse Effect. The Financial Statements (i) were prepared in accordance with GAAP, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness, in each case, to the extent required to be reflected thereon pursuant to GAAP.
(44)The unaudited consolidated balance sheet of the Company and its Subsidiaries most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(b), and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP, except as otherwise expressly noted therein, (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments, and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness, in each case, to the extent required to be reflected thereon pursuant to GAAP.

(45)As of the Closing Date, since the date of the Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
w.Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) as of the Closing Date, except as set forth on Schedule 5.06 (based on facts and circumstances known to the Company), are reasonably likely to result in an adverse determination and, if determined adversely, could reasonably be expected to have a Material Adverse Effect.
x.No Default. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
y.Ownership of Property; Liens. Each of the Company and each Subsidiary has good record title to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Company and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.
z.Environmental Compliance. The Company and its Subsidiaries are in compliance with all applicable Environmental Laws, except for any non-compliance that could not reasonably be expected to have a Material Adverse Effect.
aa.ERISA Compliance.
(46)The Company and each ERISA Affiliate have made all required contributions to each Plan maintained or contributed to by the Company or any Subsidiary subject to Pension Funding Rules, and no application for a funding waiver or an extension of any amortization period pursuant to Pension Funding Rules has been made with respect to any such Plan. To the knowledge of the company, with respect to all other Plans, there have been no failures to make required contributions or no such applications.
(47)There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan maintained or contributed to by the Company or any Subsidiary that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan maintained or contributed to by the Company or any Subsidiary that has resulted or could reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, with respect to all other Plans, there are no such pending or threatened actions or no such prohibited transactions.
(48)(i) No ERISA Event likely to result in a material liability for the Company has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability that could reasonably be expected to result in a Material Adverse Effect; (A) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA with respect to any Pension Plan or Multiemployer Plan maintained or contributed to by the Company or any Subsidiary (other than premiums due and not delinquent under Section 4007 of ERISA); (B) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 304 or 4201 of ERISA with respect to a Multiemployer Plan maintained or contributed to by the Company or any Subsidiary; (C) neither the Company nor any ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Sections 4069 or 4212(c) of ERISA with respect to any Pension Plan or Multiemployer Plan maintained or contributed to by the Company or any Subsidiary; and (D) no Pension Plan maintained or contributed to by the Company or any Subsidiary has been terminated by the plan administrator pursuant to Section 4041(c) of ERISA thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any such Pension Plan (where, for Multiemployer Plans, the occurrence of any such event or circumstance is to the knowledge of the Company).
(49)The Company represents and warrants as of the Closing Date that the Company is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments.
ab.Margin Regulations; Investment Company Act. The Company is not engaged nor will engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock.
(50)The Company is not required to be registered as an “investment company” under the Investment Company Act of 1940.
ac.OFAC. (a) Neither the Company, nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, or employee of the Company or any of its Subsidiaries, is an individual or entity that is (i) currently the target of any Sanctions or (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, and (b) neither the Company, any Subsidiary nor, to the knowledge of the Company, any director or officer of the Company is organized or resident in a Designated Jurisdiction, unless otherwise licensed by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or otherwise authorized under Applicable Law.
ad.Anti-Corruption Laws. The Company and its Subsidiaries have instituted and maintained policies and procedures designed to promote and achieve compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions.
ae.~~EEA~~Affected Financial Institutions. The Company is not an ~~EEA~~Affected Financial Institution.
af.Beneficial Ownership. As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.
ag.Covered Entity. The Company is not a Covered Entity.
ARTICLE VI.AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Company shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Subsidiary to (provided that, in each case, nothing in this Article VI shall be deemed to prohibit any aspect of the Mobility Transactions):
ah.Financial Statements. Deliver to the Administrative Agent (with a copy for each Lender), in form and detail reasonably satisfactory to the Administrative Agent:
(51)as soon as made publicly available, but in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a financial statement report and opinion of Ernst & Young or another independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and
(52)as soon as made publicly available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Company’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail.
As to any information contained in materials furnished pursuant to Section 6.02(c), the Company shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.
ai.Certificates; Other Information. Deliver to the Administrative Agent (with a copy for each Lender), in form and detail reasonably satisfactory to the Administrative Agent:
(53)commencing with the fiscal quarter ending March ~~31~~29, 2019, within one week following delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Company;
(54)promptly after any request by the Administrative Agent or any Lender, copies of any final management letter submitted to the board of directors (or the audit committee of the board of directors) of the Company by independent accountants in connection with the accounts or books of the Company, or any audit of the Company;
(55)promptly after the same are available, copies of each annual report, proxy statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and current reports which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(56)promptly after the Company has notified the Administrative Agent of any intention by the Company to treat the Loans as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form;

(57)promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request; and
(58)promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Act and the Beneficial Ownership Regulation.
Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Company’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall provide to the Administrative Agent by electronic mail electronic versions (i.e. soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide copies (including by telecopy or other electronic means) of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Company hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Company hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e. Lenders that do not wish to receive material non-public information with respect to the Company or its securities) (each, a “Public Lender”). The Company hereby agrees that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Company shall be deemed to have authorized the Administrative Agent, the Arranger and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Company or its respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (iv) the Administrative Agent and the Arranger shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, the Company shall be under no obligation to mark any Borrower Materials “PUBLIC”.

aj.Notices. Notify the Administrative Agent (x) in the case of clause (a) below, within five (5) days of any Responsible Officer obtaining actual knowledge, and (y) in all other cases, promptly upon any Responsible Officer of the Company obtaining actual knowledge:
(59)of the occurrence of any Default;
(60)of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation, investigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws, to the extent such matters in clauses (i), (ii) or (iii) could reasonably be expected to result in a Material Adverse Effect;
(61)of the occurrence of any ERISA Event which may result in a material liability for the Company or any of its Subsidiaries;
(62)of any material change in accounting policies or financial reporting practices by the Company or any Subsidiary; and
(63)of any announcement by Moody’s or S&P of any change in a Debt Rating.
Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
ak.Payment of Obligations. Pay and discharge as the same shall become due and payable (subject to any applicable grace periods and tax extensions): (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, and (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, except, in each case, (i) to the extent the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves, if any, in accordance with GAAP are being maintained by the Company or such Subsidiary or (ii) where such failure could not reasonably be expected to result in a Material Adverse Effect.
al.Preservation of Existence, Etc. Preserve, renew and maintain in full force and effect its legal existence and good standing (or equivalent status) under the Laws of the jurisdiction of its organization except (i) in a transaction permitted by Section 7.02 or (ii) in the case of a Subsidiary of the Company, where the failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except in a transaction permitted by Section 7.02 or to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
am.Maintenance of Properties. Maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
an.Anti-Corruption Laws. Maintain policies and procedures designed to promote and achieve compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions.
ao.Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
ap.Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired but not more than once a year unless an Event of Default has occurred and is continuing, upon not less than ten (10) days advance notice to the Company given in accordance with Section 10.02; provided, however, that (a) when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice, (b) all visits or discussions by any Lender shall be coordinated through the Administrative Agent and (c) a Responsible Officer of the Company shall be present during any discussions with the Company’s independent public accountants.
aq.Compliance with ERISA. Do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code, except in each case where the failure to comply with this Section 6.10 could not reasonably be expected to have a Material Adverse Effect.
ar.Use of Proceeds. Use the proceeds of the Borrowings for working capital, capital expenditures, acquisitions (including, but not limited to, the acquisition of ASP), share repurchases, refinancing of senior and/or pari passu indebtedness and for general corporate purposes of the Company and its Subsidiaries, in each case not in contravention of any Law or of any Loan Document.
ARTICLE VII.NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Company shall not, nor shall it permit any Subsidiary (except that Section 7.02 shall apply to the Company only) to, directly or indirectly (provided that, in each case, nothing in this Article VII shall be deemed to prohibit any aspect of the Mobility Transactions):
as.Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(64)Liens pursuant to any Loan Document;

(65)Liens existing on the date hereof and listed on Schedule 7.01;
(66)Liens for Taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings diligently conducted by the Company;
(67)Liens on any property or assets of any Subsidiary to secure indebtedness owing by it to the Company or to another Subsidiary of the Company;
(68)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, laborer’s, landlord’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves, if any are so required by GAAP, with respect thereto are maintained on the books of the applicable Person;
(69)pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
(70)deposits to secure the performance of bids, trade contracts and leases (other than for money borrowed), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (including deposits to secure letters of credit issued to secure any such obligation);
(71)easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(72)Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;
(73)any interest or title of a lessor under any operating lease entered into by the Company or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased;
(74)licenses, operating leases or subleases permitted hereunder granted to other Persons in the ordinary course of business not interfering in any material respect with the business of the Company or any of its Subsidiaries;
(75)(i) Liens arising from precautionary UCC financing statement filings with respect to operating leases or consignment arrangements entered into by the Company or any of its Subsidiaries in the ordinary course of business, and (ii) Liens, if any, arising in respect of any factoring, assignments or sales of accounts receivable or similar arrangements;
(76)Liens in favor of collecting banks arising by operation of law under Section 4-210 of the Uniform Commercial Code or, with respect to collecting banks located in the State of New York, under 4-208 of the Uniform Commercial Code and Liens in favor of banking institutions arising by operation of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and that are within the general parameters customary in the banking industry;
(77)Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary or becomes a Subsidiary of the Company;

provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with the Company or such Subsidiary or acquired by the Company or such Subsidiary;
(78)Liens encumbering the Company’s or any of its Subsidiary’s equity interests or other investments in any joint venture (i) securing obligations (other than Indebtedness) of the Company or such Subsidiary under the joint venture agreement for such joint venture or (ii) in the nature of customary voting, equity transfer, redemptive rights or similar terms (other than Liens securing Indebtedness) under any such agreement;
(79)Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement for any Acquisition or Investment permitted hereunder;
(80)(i) deposits made in the ordinary course of business to secure obligations to insurance carriers providing casualty, liability or other insurance to the Company and its Subsidiaries and (ii) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(81)Liens on assets of any Subsidiary which are in existence at the time that such Subsidiary is acquired after the Closing Date pursuant to a transaction permitted hereunder; provided that such Liens (A) are not incurred or created in anticipation of such transaction, (B) attach only to the acquired assets or the assets of such acquired Subsidiary and the proceeds and products of such assets (and the proceeds and products thereof) and (C) are extinguished within thirty (30) days after the date such Subsidiary is acquired unless such Liens are otherwise permitted under this Section 7.01;
(82)other Liens securing Indebtedness in an aggregate outstanding principal amount, that together, without duplication, with all other Indebtedness of the Company and its Subsidiaries that is secured by Liens not otherwise permitted under subsections (a) through (r) above (if originally issued, assumed or guaranteed at such time), does not at any time exceed~~,~~ (i) on any date of determination, an amount equal to 11.25% of the Consolidated Net Assets of the Company and its Subsidiaries as of the then most recently completed fiscal quarter of the Company prior to such date and (ii) when added to Indebtedness of any Subsidiary permitted by Section 7.07(m) (and not otherwise permitted to be incurred by such Subsidiary under Section 7.07(a) through (l)) on any date of determination, the Permitted Priority Amount on any such date; and
(83)the replacement, extension or renewal of any Lien permitted by clause (b),  (n) or (s) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness secured thereby.
at.Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (including, in each case, pursuant to a Division), except that, so long as no Event of Default exists or would result therefrom:
(84)the Company may merge or consolidate with or into another Person if either (i) the Company is the surviving Person or (ii) the Person formed by such consolidation or into which the Company is merged (any such Person, the “Successor”) shall be organized and existing under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume, in a writing executed and delivered to the Administrative Agent for delivery to each Lender, in form reasonably satisfactory to the Administrative Agent (which writing shall include, without limitation, a certification as to pro forma compliance with Section 7.04), the due and punctual payment of the principal of and interest on the Loans and the performance of the other Obligations under this Agreement and the other Loan Documents on the part of the Company to be performed or observed, as fully as if such Successor were originally named as the initial Company in this Agreement; and
(85)any Subsidiary of the Company may merge with (i) the Company, provided that the Company shall be the continuing or surviving Person, or (ii) any one or more other such Subsidiaries or any other Person.
au.Use of Proceeds. Use the proceeds of any Borrowing, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, in each case, in a manner which violates or contravenes the Margin Regulations.
av.Financial Covenants.
(86)Consolidated Net Leverage Ratio. Permit the Consolidated Net Leverage Ratio as of the end of any fiscal quarter of the Company beginning with the fiscal quarter ending March 29, 2019 to be greater than the ratio for such period as set forth below:

Four Fiscal Quarters Ending	Maximum Consolidated Net Leverage Ratio
March 29, 2019 through December 31, 2019	3.50 to 1.00
March 27, 2020	3.50 to 1.00
June 26, 2020	4.75 to 1.00
September 25, 2020	4.75 to 1.00
December 31, 2020	4.75 to 1.00
April 2, 2021	4.75 to 1.00

~~(a) Consolidated Net Leverage Ratio. Permit the Consolidated Net Leverage Ratio as of the end of~~ provided that, with respect to any fiscal quarter ~~of the Company beginning with the fiscal quarter ending March 31, 2019 to be greater than 3.50 to 1.00; provided that~~ended after the Closing Date and prior to the Amendment No. 2 Effective Date, the maximum Consolidated Net Leverage Ratio permitted by this Section shall be increased to 4.00 to 1.00 for such fiscal quarters that are within the four ~~consecutive~~ full fiscal quarters immediately following the consummation of a Material Acquisition by the Company or a Subsidiary; provided, further, that, if the 2018 Credit Agreement is amended, restated, supplemented or otherwise modified after the date hereof, including by means of any refinancing, refunding, renewal, replacement or extension thereof, to allow for a maximum “Consolidated Net Leverage Ratio” to be increased to a higher level than set forth in this Section 7.04(a) for any period, then, upon the effectiveness of such amendment, restatement, supplement or other modification, the maximum Consolidated Net Leverage Ratio permitted by this Section shall be automatically increased to the maximum “Consolidated Net Leverage Ratio” set forth in the 2018 Credit Agreement.

(87)Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Company beginning with the fiscal quarter ending March ~~31~~29, 2019 to be less than 3.50 to 1.00.
aw.Sanctions. To the Company’s knowledge, use the proceeds of any Loan to fund any business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the target of Sanctions, unless otherwise licensed by the Office of Foreign Assets Control of the U.S. Department of Treasury or the U.S. Department of State or otherwise authorized under Applicable Law, or in any other manner that will result in a violation by any party to any Loan Document (including any Lender, Arranger, Administrative Agent or otherwise) of Sanctions.
ax.Anti-Corruption Laws. To the Company’s knowledge, use the proceeds of any Loan for any purpose which would result in a material violation of the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions.
ay.Limitations on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
(88)Indebtedness under the Loan Documents;
(89)Indebtedness outstanding on the date hereof under the Bonds or otherwise listed on Schedule 7.07 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) in the case of the Bonds or any other such Indebtedness of the Company, no Subsidiary of the Company shall become liable in respect of such Indebtedness;
(90)(i) Indebtedness (other than Guarantees) (A) of the Company to any of its Subsidiaries and (B) of any Subsidiary of the Company to the Company or any other such Subsidiary; and (ii) Guarantees of the Company in respect of Indebtedness otherwise permitted hereunder of any Subsidiary of the Company;
(91)obligations (contingent or otherwise) of the Company existing or arising under any Swap Contract; provided that (i) such obligations are (or were) entered into by the Company in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by the Company or any of its Subsidiaries, or changes in the value of securities issued by any such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;
(92)Indebtedness of the Company or any of its Subsidiaries incurred in the ordinary course of business as an account party in respect of (i) letters of credit, bank guarantees or similar instruments in an aggregate face amount not to exceed $25,000,000 or (ii) with respect to any surety bonds, performance bonds, customs bonds, statutory, appeal or similar bonds, completion guarantees or other obligations of a like nature;

(93)(i) Indebtedness of any Finance Subsidiary and (ii) the extension, renewal, replacement or refinancing of any Indebtedness permitted under clause (i) above to the extent such Indebtedness is at a Finance Subsidiary;
(94)Indebtedness of the Company in the form of deferred purchase price of property, purchase price adjustments, earn-outs or other arrangements representing acquisition consideration incurred in connection with an acquisition permitted hereunder;
(95)Indebtedness consisting of the financing of insurance premiums or take or pay obligations contained in supply arrangements that do not constitute Guarantees, in each case, incurred in the ordinary course of business;
(96)Indebtedness of any Person that becomes a Subsidiary of the Company after the Closing Date pursuant to a transaction permitted hereunder; provided that, (A) such Indebtedness was not incurred in anticipation of such acquisition, (B) no other Subsidiary (other than the acquired Subsidiaries) is an obligor with respect to such Indebtedness and (C) such Indebtedness is retired within thirty (30) days after the date such Subsidiary is acquired unless such Indebtedness is otherwise permitted by this Section 7.07;
(97)Indebtedness incurred from time to time under (i) the 2017 Credit Agreement, (ii) the 2018 Credit Agreement and (iii) the 2019 Term Loan Credit Agreement; provided that, with respect to any refinancings, refundings, replacements, renewals or extensions thereof, the amount of such Indebtedness is not increased at the time of such refinancing, refunding, replacement, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;
(98)Indebtedness incurred by the Company from time to time pursuant to any commercial paper supported by the 2018 Credit Agreement;
(99)Indebtedness of the Company incurred pursuant to the 0.875% Convertible Senior Notes due 2022 issued on February 22, 2019, together with the associated Guarantees thereof by any Subsidiary; and
(100)other Indebtedness not otherwise permitted under this Section 7.07 unless an Event of Default shall have occurred and be continuing at the time of incurring such Indebtedness or would result therefrom; provided that the aggregate principal amount of Indebtedness of Subsidiaries not otherwise permitted under subsections (a) through (l) above, when added, without duplication, to secured Indebtedness of the Company and any Subsidiary permitted by Section 7.01(s) (and not otherwise permitted under Section 7.01(a) through (r)) and any other Indebtedness of the Company that is Guaranteed by any Subsidiary (other than any Guarantees permitted by subsections (j) or (l) above), shall not exceed the Permitted Priority Amount on any such date.
az.Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:
(101)Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;
(102)Dispositions of inventory in the ordinary course of business;
(103)Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;
(104)Dispositions of property by the Company to any Subsidiary of the Company or by any Subsidiary of the Company to the Company or a Subsidiary of the Company;
(105)Dispositions permitted by Section 7.02;
(106)Dispositions of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business and not as part of any accounts receivables financing transaction;
(107)leases, subleases and licenses entered into by the Company or any Subsidiary as a lessor, sublessor or licensor in the ordinary course of business, provided that such leases, subleases or licenses do not interfere in any material respect with the ordinary conduct of business of the Company or any Subsidiary;
(108)Dispositions of Investments (including Equity Interests) in, and issuances of Equity Interests by, any joint venture or Subsidiary to the extent required by, or made pursuant to customary buy/sell arrangements between the parties to such joint venture or equityholders of such Subsidiary set forth in, the joint venture agreement, operating agreement, shareholders agreement or similar agreement governing such joint venture or Subsidiary; and
(109)Dispositions by the Company and its Subsidiaries of property pursuant to sale-leaseback transactions and other Dispositions by the Company and its Subsidiaries not otherwise permitted under this Section 7.08; provided that at the time of such Disposition, no Event of Default shall have occurred and be continuing at the time of such Disposition or would result therefrom.
ba.Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:
(110)each Subsidiary of the Company may declare and make dividend payments in cash with respect to any class of Equity Interests of such Subsidiary to the then holders of such Equity Interests ratably according to their respective holdings;
(111)the Company and each of its Subsidiaries may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person to the then holders of such Equity Interests ratably according to their respective holdings;
(112)the Company may issue and sell (i) its common Equity Interests; provided that no Change of Control would result from such issuance and sale; and (ii) the Company may issue and sell its Equity Interest in connection with grants of such securities and stock options with respect to such securities pursuant to employment, benefit plans, service and severance arrangements with current and former officers, directors, consultants, advisors and employees of the Company or any Subsidiary of the Company, as determined in good faith by the board of directors or senior management of the Company or such Subsidiary, as applicable;
(113)the Company may make payments in respect of, or repurchases of its Equity Interests deemed to occur upon the “cashless exercise” of, stock options, stock purchase rights, stock exchange rights or other equity-based awards if such payment or Equity Interests represents a portion of the exercise price of such options or rights or withholding taxes, payroll taxes or other similar taxes due upon such exercise, purchase or exchange; and

(114)the Company and each of its Subsidiaries may declare and make Restricted Payments not otherwise permitted by this Section 7.09; provided that no Event of Default shall have occurred and be continuing at the time of the declaration of such Restricted Payment or would result therefrom.
ARTICLE VIII.EVENTS OF DEFAULT AND REMEDIES
bb.Events of Default. Any of the following shall constitute an event of default (each, an “Event of Default”); provided, that for the avoidance of doubt no aspect of the Mobility Transactions, either individually or taken together, shall be deemed to give rise to an Event of Default:
(115)Non-Payment. The Company fails to pay (i) when and as required to be paid herein any amount of principal of any Loan, or (ii) within three (3) Business Days after the same becomes due, any interest on any Loan or any commitment, facility, utilization or other fee due hereunder, or (iii) within five (5) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(116)Specific Covenants. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), 6.05 (with respect to the Company), 6.09, 6.10 or 6.11 or Article VII; or
(117)Other Defaults. The Company fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after any Lender shall have given written notice thereof to the Company (through the Administrative Agent and in accordance with Section 10.02(a)(i)) or any Responsible Officer of the Company shall have otherwise become aware of such default; or
(118)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company in any Loan Document, or in any document delivered in connection herewith or therewith, shall be incorrect in any material respect when made or deemed made; or
(119)Cross-Default. (i) The Company or any Subsidiary (A) fails to make any payment of principal or interest when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise but after giving effect to any applicable grace periods) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate outstanding principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform (after giving effect to any applicable grace periods) any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event of default occurs under the terms of (and as defined in) any such instrument or agreement, in each case the effect of which failure or other event of default is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, the acceleration of the maturity thereof, with the giving of notice if required, or such Guarantee to become payable or cash collateral in respect thereof to be demanded (other than, for the avoidance of doubt, any required repurchase, repayment or redemption of (or offer to repurchase, repay or redeem) any Indebtedness that was incurred for the specified purpose of financing all or a portion of the consideration for a merger or acquisition;

provided that such repurchase, repayment or redemption (or offer to repurchase, repay or redeem) results solely from the failure of such merger or acquisition to be consummated); or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (or equivalent term, as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than the Threshold Amount, and in the case of any Early Termination Date resulting from such a Termination Event, such Early Termination Date is not rescinded or such Swap Termination Value is not paid within 5 Business Days following such Early Termination Date; or
(120)Insolvency Proceedings, Etc. The Company or any Significant Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
(121)Inability to Pay Debts; Attachment. (i) The Company or any Significant Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy; or
(122)Judgments. There is entered against the Company or any Significant Subsidiary (i) a final and non-appealable judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance or other reasonably creditworthy indemnitor as to which the insurer or such indemnitor does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, and (B) there is a period of 30 consecutive days during which such judgment is not satisfied or discharged or a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(123)ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company or any of its Subsidiaries under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
(124)Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect;

or the Company (or any other Person with respect to any material provision of any Loan Document) contests in any manner the validity or enforceability of any provision of any Loan Document; or the Company denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or
(125)Change of Control. There occurs any Change of Control.
bc.Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(126)declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;
(127)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and
(128)exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or Applicable Law;
provided, however, that upon the occurrence of any event specified in subsection (f) of Section 8.01, the obligation of each Lender to make Loans shall automatically terminate, and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case, without further act of the Administrative Agent or any Lender.
bd.Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received by the Administrative Agent on account of the Obligations shall, subject to the provisions of Section 2.11, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, facility fees and utilization fees) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid facility fees, and interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.

ARTICLE IX.ADMINISTRATIVE AGENT
be.Appointment and Authority. Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as expressly provided in Section 9.06, the provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Company shall have no rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
bf.Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
bg.Exculpatory Provisions. The Administrative Agent or the Arrangers, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or the Arrangers, as applicable:
(129)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(130)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;
(131)shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Company or any of its Affiliates, that is communicated to, obtained by or in the possession of, the Administrative Agent, Arrangers or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein;

(132)shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Company or a Lender; and
(133)shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

bh.Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
bi.Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.
bj.Resignation of Administrative Agent.
(134)The Administrative Agent may at any time give notice of its resignation to the Lenders and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Company at all times other than during the existence of an Event of Default, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(135)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, in consultation with the Company, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(136)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.07 and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section) . The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
bk.Non-Reliance on the Administrative Agent, the Arrangers and the Other Lenders. Each Lender expressly acknowledges that none of the Administrative Agent nor any Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or any Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of the Company of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Arranger to any Lender as to any matter, including whether the Administrative Agent or any Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender represents to the Administrative Agent and the Arrangers that it has, independently and without reliance upon the Administrative Agent, the Arrangers, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
bl.No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Syndication Agent or other agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.
bm.Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Company, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(137)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 10.04) allowed in such judicial proceeding; and

(138)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
bn.Certain ERISA Matters.
(139)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company, that at least one of the following is and will be true,
xxvii.such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans in connection with the Loans or the Commitments,
xxviii.the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
xxix.(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
xxx.such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(140)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation,

warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company, that none of the Administrative Agent, or the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
ARTICLE X.MISCELLANEOUS
bo.Amendments, Etc. Subject to Section 2.12 and Section 3.03(c) and unless otherwise expressly provided herein, but otherwise notwithstanding any provision herein to the contrary, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company, shall be effective unless in writing signed by the Required Lenders (except to the extent not required under any of clauses (a) – (f) below) and the Company, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall (subject to Section 2.11 and as further provided below with respect to any Defaulting Lender):
(141)(i) waive any condition set forth in Section 4.01(a) without the written consent of each Lender; and (ii) waive any condition (or have the effect of waiving any condition, either immediately or at some later time) set forth in Section 4.02 as to any Borrowing of Loans from any Lender without the written consent of such Lender; provided, that such Lender’s consent shall only be required with respect to the Borrowing of such Lender’s Commitment;
(142)extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (which extension or increase or reinstatement shall not also require the vote of Required Lenders), and it being understood and agreed that a waiver of any condition precedent set forth in Section 4.02 or of any Default, if any, is not considered an extension or increase in Commitments of any Lender;
(143)postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document, in each case, without the written consent of each Lender directly affected thereby (which extension shall not also require the vote of Required Lenders);
(144)reduce the principal of, or the rate of interest specified herein on, any Loan or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby (which reduction shall not also require the vote of Required Lenders); provided, however, that only the written consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Company to pay interest at the Default Rate;

(145)change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender (which amendment, modification or waiver shall not also require the vote of Required Lenders); or
(146)change (i) any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 10.01(f)), without the written consent of each Lender, or (ii) the definition of “Pro Rata Share”, “Required 2020 Term Loan Lenders” or “Required 2021 Term Loan Lenders” without the written consent of each Lender under the applicable Facility; or
(147)(i) impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the 2020 Term Loan Facility, the Required 2020 Term Loan Lenders and (ii) if such Facility is the 2021 Term Loan Facility, the Required 2021 Term Loan Lenders;
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (ii) Section 10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (iii) the Fee Letters may be amended , or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended or the maturity of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender, (y) Section 8.03 may not be changed in any manner that would alter the pro rata sharing of payments required thereby without the consent of such Lender and (z) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender disproportionately adversely relative to other affected Lenders, shall require the consent of such Defaulting Lender.
Notwithstanding any provision herein to the contrary, in addition to any amendment authorized by Section 2.12, this Agreement may be amended with the written consent of the Required Lenders, the Administrative Agent and the Company (i) to add one or more additional term loan facilities to this Agreement and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.

Notwithstanding any provision herein to the contrary, any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into solely by the Company, the Administrative Agent and (i) with respect to the 2020 Term Loan Facility, the Required 2020 Term Loan Lenders and (ii) with respect to the 2021 Term Loan Facility, the Required 2021 Term Loan Lenders.
Notwithstanding any provision herein to the contrary, if the Administrative Agent and the Company acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document (including the schedules and exhibits thereto), then the Administrative Agent and the Company shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.
bp.Notices and Other Communications; Facsimile Copies. General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
xxxi.if to the Company or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
xxxii.if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Company and the Administrative Agent.
All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (A) actual receipt by the relevant party hereto and (B) (1) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (2) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (3) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (4) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (b) below), when delivered as provided in subsection (b) below; provided, however, that notices and other communications to the Administrative Agent pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.
(148)Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent and the

Company may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(149)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Company, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Company, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(150)Change of Address, Etc. Each of the Company and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Company and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or its securities for purposes of United States Federal or state securities laws.
(151)Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices and Loan Notices) purportedly given by or on behalf of the Company even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Company. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
bq.No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Company shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising set-off rights in accordance with Section 10.09 (subject to the terms of Section 2.10), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Company under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.10, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
br.Costs and Expenses. The Company agrees (a) to pay or reimburse the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and recording, documentary and similar taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this Section 10.04 shall be paid promptly and, in any case under clause (b) of this Section 10.04, within 20 Business Days after written demand therefor. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.
bs.Indemnification by the Company.
(152)Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold harmless each Agent-Related Person, each Lender, each Arranger and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby or thereby, (b) any Commitment or Loan or the use or proposed use of the proceeds therefrom, or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto and whether or not such claim is brought by the Company or any third party (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (i) the gross negligence or willful misconduct of such Indemnitee or (ii) a material breach by such Indemnitee of its express obligations under the applicable Loan Document or (y) result from claims of any Indemnitee solely against one or more other Indemnitees (and not by one or more Indemnitees against the Administrative Agent or any Arranger in such capacity) that have not resulted from the action, inaction, participation or contribution of the Company or its Subsidiaries or any of their respective officers, directors, stockholders, partners, members, employees, agents, representatives or advisors. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability to any party hereto or its Affiliates for any special, indirect, consequential or punitive damages (as opposed to direct or actual damages) relating to this Agreement or any other Loan Document or arising out of such Indemnitee’s activities in connection herewith or therewith (whether before or after the Closing Date). Without limiting the applicable provisions of Section 3.01, this Section 10.05 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages or liabilities arising from any non-Tax claim. All amounts due under this Section 10.05 shall be payable within 20 Business Days after written demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

(153)To the extent that the Company for any reason fails to indefeasibly pay any amount required under subsection (a)  of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally, and not jointly, agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided further that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (b) are subject to the provisions of Section 2.09(e).
bt.Payments Set Aside. To the extent that any payment by or on behalf of the Company is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.
bu.Successors and Assigns.
(154)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(155)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

xxxiii.Minimum Amounts.
a.In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
b.in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
xxxiv.Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.
xxxv.Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
c.the consent of the Company (such consent not to be unreasonably withheld or delayed; provided that it shall not be unreasonable for the Company to refuse consent to any Public Lender or to any Person that is not engaged in the making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund (so long as such Lender, Affiliate of a Lender or Approved Fund is not a Public Lender); provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice (sent in accordance with Section 10.02(a)(i)) of such proposed assignment; and
d.the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any unfunded Commitment if such assignment is to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an

Approved Fund with respect to such Lender or (2) any Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund.
xxxvi.Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
xxxvii.No Assignment to Certain Persons. No such assignment shall be made (A) to the Company or any of the Company’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons).
xxxviii.Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be (A) entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.03 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment and (B) subject to obligations in Section 3.01(e) and (f); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the

Company (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section. An Eligible Assignee of a Lender shall not be entitled to receive any greater payment under Sections 3.01 or 3.04 than such Lender would have been entitled to receive as of the date such Eligible Assignee became a party to this Agreement; provided, however, that this limitation shall not apply to any Eligible Assignee designated by the Company pursuant to Section 10.16; and provided, further, that this limitation shall also not apply with respect to Loans to Company not a party to this Agreement as of the date such Eligible Assignee became a party to this Agreement.
(156)Register. The Administrative Agent, acting solely for this purpose as an agent of the Company (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(157)Participations. Any Lender may at any time, without the consent of, or notice to, the Company or the Administrative Agent, sell participations to any Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person), a Defaulting Lender, or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent, and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.05(b) without regard to the existence of any participation. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the

Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.10 as though it were a Lender.
(158)Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 10.15 as though it were a Lender.
(159)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(160)Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.09(c)(ii). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Company under this Agreement (including its obligations under Section 3.01 and Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Company and the Administrative Agent and with the payment of a processing fee in the amount of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.
bv.Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives who need to know such information for the purposes set forth in this Section 10.08 and who have been advised of and have acknowledged their obligation to keep such information confidential in accordance with this Section 10.08, (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.08, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.12 or (ii) any actual or prospective counterparty (or its advisors) to any swap, derivative or similar transaction relating to the Company and its obligations, (g) with the prior written consent of the Company, (A) to any rating agency when required by it and (B) the CUSIP Service Bureau or any similar organization or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.08 or (y) becomes available to the Administrative Agent or any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Company; provided, however, that the source of such information was not known by the Administrative Agent, such Lender or such Affiliate, as the case may be, to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information.
For purposes of this Section 10.08, “Information” means all information received from the Company or any of its Subsidiaries relating to the Company, any of its Subsidiaries, or any of its or their businesses, other than any such information that is publicly available or otherwise available to the Administrative Agent or any Lender, as the case may be, on a nonconfidential basis prior to disclosure by the Company; provided, however, that the source of such information was not known by the Administrative Agent or such Lender, as the case may be, to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with Applicable

Law, including Federal and state securities Laws. Each Person who receives Information pursuant to this Agreement shall use such Information solely for the purpose of fulfilling such Person’s obligations or exercising such Person’s rights under this Agreement.
bw.Set-off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held by, and other indebtedness at any time owing by such Lender to or for the credit or the account of the Company against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness or are owed to a branch or office of or such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of set-off, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.11 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of set-off. The rights of each Lender and its Affiliates under this Section 10.09 are in addition to their other rights and remedies (including other rights of set-off) that such Lender or its Affiliates may have. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.
bx.Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
by.Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic (pdf.) transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
bz.Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
ca.Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied (other than unasserted indemnification, tax gross up, expense reimbursement or yield protection obligations, in each case, for which no claim has been made).
cb.Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent then such provisions shall be deemed to be in effect only to the extent not so limited.
cc.Tax Forms. Each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Foreign Lender”) shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN-E or W-8BEN, if applicable, or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Company pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Company pursuant to this Agreement) or such other evidence satisfactory to the Company and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United

States laws and regulations to avoid, or such evidence as is satisfactory to the Company and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Company pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of Applicable Laws that the Company make any deduction or withholding for taxes from amounts payable to such Foreign Lender.
xxxix.Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.
xl.The Company shall not be required to indemnify any Foreign Lender or to pay any additional amount to any Foreign Lender under Section 3.01, (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 10.15(a), (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 10.15(a); provided that if such Lender shall have satisfied the requirement of this Section 10.15(a) on the date such Lender became a Lender and any date such Lender has ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.15(a) shall relieve the Company of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any Change in Law, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate, (C) if the obligation to withhold or to pay such additional amounts existed under the Laws of the United States on the date such Foreign Lender became a party to this Agreement, (D) if the obligation to withhold or to pay such additional amounts is imposed under FATCA, (E) with respect to any SPC, to the extent provided in Section 10.07(g), (F) with respect to any Participant, to the extent provided in Section 10.07(e), (G) with respect to any Eligible Assignee, to the extent provided in Section 10.07(b), or (H) if the obligation to indemnify or pay such additional amounts arose after the date such Foreign Lender became a party to this Agreement and is in respect of any payment under this Agreement made by the Company, for any reason other than any Change in Law.
xli.The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Company is not required to pay additional amounts under Section 3.01 or this Section 10.15(a).
(161)Upon the request of the Administrative Agent, each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9 certifying that such Lender is not subject to back-up withholding. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.
(162)If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.
(163)The Administrative Agent shall provide the Company with a copy of any forms or other documents provided by any Lender to the Administrative Agent pursuant to Section 3.01(e) and this Section 10.15.
cd.Replacement of Lenders. If the Company is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives the Company the right to replace a Lender as a party hereto, then the Company may, at its sole expense, and with the efforts of the Company and the Administrative Agent, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.07), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(164)the Company shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.07(b);
(165)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);
(166)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(167)such assignment does not conflict with Applicable Laws; and
(168)in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.
Each party hereto agrees that (a) an assignment required pursuant to this Section 10.16 may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further that any such documents shall be without recourse to or warranty by the parties thereto.
Notwithstanding anything in this Section to the contrary the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.
ce.Governing Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
(169)ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY, BOROUGH OF MANHATTAN, OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. THE COMPANY, THE ADMINISTRATIVE Agent AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE COMPANY, THE ADMINISTRATIVE Agent AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.
cf.Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF

THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
cg.No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Company acknowledge and agree that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Company and its respective Affiliates, on the one hand, and the Administrative Agent, the Lenders and the Arrangers, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent, each Lender and each Arranger each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Company or any of its respective Affiliates, stockholders, creditors or employees or any other Person; (iii) except as expressly set forth in Section 10.07(c), neither the Administrative Agent nor any Lender or Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or any of the Lenders or Arrangers has advised or is currently advising the Company or any of its respective Affiliates on other matters) and neither the Administrative Agent nor any Lender or Arranger has any obligation to the Company or any of its respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent, the Lenders and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its respective Affiliates, and neither the Administrative Agent nor any Lender or Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent, the Lenders and the Arrangers have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent, the Lenders and the Arrangers with respect to any breach or alleged breach of agency (except for any breach of the express terms of Section 10.07(c)) or fiduciary duty. The Company agrees that it will not claim that any of the Administrative Agent, the Lenders or Arrangers has rendered advisory services of any nature or respect or owes a fiduciary or similar duty to the Company in connection with any transactions contemplated hereby.
ch.USA PATRIOT Act Notice. Each Lender that is subject to the Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Company that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Company in accordance with the Act.
ci.Margin Stock. Each Lender hereby confirms that it has not relied upon any Margin Stock of the Company or any of its Subsidiaries as collateral in extending or maintaining its Commitment hereunder.
cj.Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
ck.Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions
. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an ~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(170)the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an ~~EEA~~Affected Financial Institution; and
(171)the effects of any Bail-In Action on any such liability, including, if applicable:
xlii.a reduction in full or in part or cancellation of any such liability;
xliii.a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
xliv.the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of ~~any EEA~~the applicable Resolution Authority.

cl.Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(172)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(173)As used in this Section 10.24, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURE PAGES FOLLOW.]

~~IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.~~[Signature Pages Omitted]
~~FORTIVE CORPORATION~~

~~By:~~
~~Name:~~
~~Title:~~

~~Fortive Corporation~~
~~Term Loan Credit Agreement~~
~~Signature Page~~

Exhibit B
(to Amendment No. 2)

SCHEDULE 2.01
COMMITMENTSAND PRO RATA SHARES

Lender	2021 Term Loan Commitment	Pro Rata Share of Facility	2020 Term Loan Commitment	Pro Rata Share of Facility
Bank of America, N.A.	$200,000,000.00	20.000000000%	-	-
The Bank of Nova Scotia	$200,000,000.00	20.000000000%	-	-
PNC Bank, National Association	$150,000,000.00	15.000000000%	-	-
Wells Fargo Bank, National Association	$150,000,000.00	15.000000000%	-	-
HSBC Bank USA, N.A.	$50,000,000.00	5.000000000%	-	-
MUFG Bank, Ltd.	$50,000,000.00	5.000000000%	-	-
U.S. Bank National Association	$50,000,000.00	5.000000000%	-	-
JPMorgan Chase Bank, N.A.	$50,000,000.00	5.000000000%	-	-
Sumitomo Mitsui Banking Corporation	$50,000,000.00	5.000000000%	-	-
Bank of China, New York Branch	$50,000,000.00	5.000000000%	-	-
Total	$1,000,000,000.00	100.000000000%	$0.00	100.000000000%

2

Exhibit C
(to Amendment No. 2)

[See attached.]

EXHIBIT C
FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: ___________, _____

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Term Loan Credit Agreement, dated as of March 1, 2019 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Fortive Corporation, a Delaware corporation (the “Company”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the         of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Company, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal quarter-end financial statements]
1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.
3. A review of the activities of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company performed and observed all its Obligations under the Loan Documents, and
[select one:]
[to the best knowledge of the undersigned during such fiscal period, the Company performed and observed each covenant and condition of the Loan Documents applicable to it.]

--or--
[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
4. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.
☐ Check for distribution to PUBLIC and Private side Lenders 2

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of    ,   .
FORTIVE CORPORATION

By:
Name:
Title:

For the Quarter/Year ended ___________________ (“Statement Date”)

SCHEDULE 2to the Compliance Certificate($ in 000’s)

I. Section 7.04(a) – Consolidated Net Leverage Ratio.

        A. Consolidated Net Funded Indebtedness at Statement Date without giving effect to clauses (d) or (e) of the definition thereof:  $___________
        B. Unencumbered and unrestricted cash of the Company and its Subsidiaries located in the United States in excess of $50,000,000: $___________
        C. Sixty-five percent (65%) of unencumbered and unrestricted cash of the Company and its Subsidiaries located outside the United States: [3] $___________
        D. Consolidated EBITDA for four consecutive fiscal quarters ending on above date (“Subject Period”): [4]
1. Consolidated Net Income for Subject Period: $___________
2. Consolidated Interest Charges for Subject Period: $___________
3. Income tax expense for Subject Period: $___________

4. Depreciation expenses for Subject Period: $___________
5. Amortization expenses for Subject Period: $___________
6. Non-cash impairment charges for Subject Period: $___________
7. Non-cash non-operating expenses for Subject Period: $___________
8. Non-cash equity compensation expenses for Subject Period: $___________
9. Cash or non-cash charges, including legal and advisor fees and other transaction expenses incurred in connection with permitted acquisitions or financing transactions for Subject Period: $___________
10. Net income (or loss) with respect to discontinued operations of the Company or any Subsidiaries during Subject Period: $___________
11. Other non-recurring or unusual expenses of the Company and its Subsidiaries reducing Consolidated Net Income which do not represent a cash item in Subject Period or any future period: $___________
12. Federal, state, local and foreign income tax credits of the Company and its Subsidiaries for Subject Period: $___________
13. Non-cash items that are both non-operating and non-recurring increasing Consolidated Net Income for Subject Period, but excluding such items in respect of which cash was received in a prior period or will be received in a future period: $___________
14. Consolidated EBITDA (Lines I.D.1 + 2 + 3 + 4 + 5 + 6 + 7 + 8 + 9 + 10 + 11 – 12 - 13):  $___________
E. Consolidated Leverage Ratio ((Line A – Line B – Line C)  Line D.14):     to 1
Maximum permitted:

Four Fiscal Quarters Ending	Maximum Consolidated Net Leverage Ratio With respect to any fiscal quarter ended after the Closing Date and prior to the Amendment No. 2 Effective Date, the maximum Consolidated Net Leverage Ratio permitted by this Section shall be increased to 4.00 to 1.00 for such fiscal quarters that are within the four full fiscal quarters immediately following the consummation of a Material Acquisition by the Company or a Subsidiary.
March 29, 2019 through December 31, 2019	3.50 to 1.00
March 27, 2020	3.50 to 1.00
June 26, 2020	4.75 to 1.00
September 25, 2020	4.75 to 1.00
December 31, 2020	4.75 to 1.00
April 2, 2021	4.75 to 1.00

II. Section 7.04(b) – Consolidated Interest Coverage Ratio.
A. Consolidated EBITDA for Subject Period (from Line I.D.14):  $___________
B. Consolidated Interest Charges for Subject Period:   $___________
C. Consolidated Interest Coverage Ratio (Line II.A ÷Line II.B):  _________ to 1
Minimum required: 3.50 to 1.00

2 If this is not checked, this certificate will only be posted to Private side Lenders
3 Lines I.A, B and C subject to automatic amendment to reflect any changes to the definition of “Consolidated Net Funded Indebtedness” in the 2018 Credit Agreement
4 Subject to automatic amendment to reflect any changes to the definition of “Consolidated EBITDA” in the 2018 Credit Agreement